Sales Report:Supplement No. 153 dated Mar 10, 2010 to Prospectus dated Jul 13, 2009
File pursuant to Rule 424(b)(3)
Registration Statement No. 333-147019
Prosper Marketplace, Inc.
Borrower Payment Dependent Notes
This Sales Report supplements the prospectus dated Jul 13, 2009 and provides information about each series of Borrower Payment Dependent Notes (the "Notes") that we have recently sold. You should read this Sales Report supplement together with the prospectus dated Jul 13, 2009 to understand the terms and conditions of the Notes and how they are offered, as well as the risks of investing in Notes.
We have sold the following series of Notes:
Borrower Payment Dependent Notes Series 443978
This series of Notes was issued and sold upon the funding of the borrower loan #41146, which corresponds to this series of Notes. The following information pertains to the borrower loan.
Amount:	$4,000.00	Prosper Rating:	A	Auction Duration:	7 days
Term:	36 months	Estimated loss:	2.1%	Auction start date:	Mar-01-2010
				Auction end date:	Mar-08-2010

Starting lender yield:	8.39%	Starting borrower rate/APR:	9.39% / 11.49%	Starting monthly payment:	$127.93
Final lender yield:	8.20%	Final borrower rate/APR:	9.20% / 11.30%	Final monthly payment:	$127.57

Auction yield range:	4.05% - 8.39%	Estimated loss impact:	2.12%
Lender servicing fee:	1.00%	Estimated return:	6.08%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Apr-1996	Debt/Income ratio:	12%
Basic (1-10):	9	Inquiries last 6m:	0	Employment status:	Full-time employee
Enhanced (1-5):	5	Current / open credit lines:	8 / 7	Length of status:	2y 4m
Credit score:	700-719 (Feb-2010)	Total credit lines:	20	Occupation:	Professional
Now delinquent:	0	Revolving credit balance:	$6,694	Stated income:	$25,000-$49,999
Amount delinquent:	$0	Bankcard utilization:	67%
Public records last 12m / 10y:	0/ 0	Homeownership:	Yes
Delinquencies in last 7y:	2
Screen name:	etravian	Borrower's state:	Connecticut	Borrower's group:	AAA LGBT Families helping LBGT Families
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	0 / 1	On-time:	26 ( 100% )	700-719 (Latest)
Principal borrowed:	$4,000.00	< mo. late:	0 ( 0% )	720-739 (Dec-2007)
Principal balance:	$0.00	1+ mo. late:	0 ( 0% )
Total payments billed:	26
Description
Two years, one graduate degree!
Purpose of loan:
This loan will consolidate some of the debt that my partner and I accumulated over the last few years.? I work full time for a company that I've been at for over two years, and he started his graduate degree shortly after we bought our house three years ago.? He graduates in May and we're on track to becoming a real two-income household again!? Yay!

Even as a one-income house, we've kept all of our bills paid on time, have done a little investing, and we even paid off my previous Prosper loan about 9 months early!?

So now, rather than continuing to pay several different companies for smallish amounts of old debt each month, I'd rather pay the interest to actual people as one payment.

My financial situation:
I work full time at a computer software/infrastructure/agricultural financial services company.? The company is owned by a group of farm credit banks, who are also the company's customers.? The organization has very low turnover.? My partner is getting his graduate degree in Counseling, with a May 2010 graduation date.?
I am a good candidate for this loan because...
I've proven my ability to pay my debts, stick to a plan of action, and carry it through to the end.? My partner and I have been together for five years, jointly own our home, and have similar ethics when it comes to our finances.? We have stable income which is sufficient to pay current outstanding debt, other bills, etc., with enough money left over to pay for things like food, entertainment, etc.? We managed to build a decent cash buffer for unforeseen circumstances, even during difficult financial times.? We've both got reliable cars (mine is thanks in part to my last Prosper loan), and our goal is to pay this loan off early, like the last one. Plus, with this loan our outgoing funds per month will actually be less because our purpose in getting this loan is to pay off current short term debt.

Monthly net income: $ 3300 (2400 from salary + $300 from annual bonus + about $600/mo from my partner's internship)

Monthly expenses: $ 3000
??Housing: $ 1600 (mortgage, insurance, taxes)
??Insurance: $ 0 (health insurance 100% employer paid.? Lucky me!)
??Car expenses: $ 250 (insurance on both cars, + gas for commute)
??Utilities: $ 220 (gas + electric, average for the year)
??Phone, cable, internet: $ 100 (internet + inexpensive cell family plan)
??Food, entertainment: $ 230 (I love to cook so we don't eat out much)
??Clothing, household expenses $ 100 (we've both worn the same size clothes for the last several years)
??Credit cards and other loans: $13k total debt, current payments approx $500, which will be about $70 less after being partially transferred to this loan

Information in the Description is not verified.
Friends And Family Winning Bids
This member has no winning bids from friends and family.
Questions & Answers
Q: how do you mix your Monthly income with Annual bonuses? (Unless the $300 annual bonus is really "$3600 annual bonus / 12 mos = $300" ) - IcedMochaFund
A: Yes, that's what I've done -- it made more sense than putting in annual and monthly amounts. I just divided things out for simplicity's sake. Thanks for the good clarifying question! (Mar-07-2010)
1 question & answer
Information in Questions and Answers is not verified
Winning Bids
Bidder	Amount Bid	Amount Winning	Bid Date (PT)

kenji4861	$50.00	$50.00	3/1/2010 4:20:16 PM
lean-velocity	$25.00	$25.00	3/1/2010 4:34:12 PM
kbodendorf	$25.00	$25.00	3/1/2010 4:39:50 PM
Kaj	$25.00	$25.00	3/1/2010 4:41:04 PM
radforj22	$25.00	$25.00	3/1/2010 4:41:43 PM
dollar-birdie	$50.00	$50.00	3/1/2010 4:34:20 PM
Clambake	$50.00	$50.00	3/1/2010 4:42:48 PM
bchen78875	$25.00	$25.00	3/1/2010 4:38:27 PM
keyfig	$50.00	$50.00	3/1/2010 4:39:36 PM
enthusiastic-balance5	$100.00	$100.00	3/1/2010 4:40:05 PM
Microfinancer	$25.00	$25.00	3/1/2010 4:40:16 PM
asset-professor	$75.00	$75.00	3/1/2010 4:39:12 PM
Cai8899	$75.00	$75.00	3/1/2010 4:40:31 PM
HHP	$25.00	$25.00	3/1/2010 4:41:11 PM
xstreamin	$25.00	$25.00	3/1/2010 4:43:09 PM
MoneyForNothing	$25.00	$25.00	3/1/2010 7:59:39 PM
webfeet	$25.00	$25.00	3/2/2010 9:17:13 AM
jchurchi	$50.00	$50.00	3/2/2010 2:21:46 PM
dontscrewmeover1	$25.00	$25.00	3/4/2010 7:48:24 PM
goodcents	$25.00	$25.00	3/4/2010 8:10:03 PM
BHP12345	$25.00	$25.00	3/5/2010 1:14:18 PM
lenderinnevada	$60.00	$60.00	3/5/2010 11:32:40 AM
kf88	$30.00	$30.00	3/5/2010 1:40:19 PM
Sitgarath	$25.00	$25.00	3/5/2010 3:57:27 PM
Lender0307	$25.00	$25.00	3/5/2010 10:27:18 PM
cr55595	$29.78	$29.78	3/6/2010 6:07:24 AM
Bodyboard	$25.00	$25.00	3/6/2010 9:47:15 AM
Bidwinner08	$68.20	$68.20	3/6/2010 10:09:27 AM
generous-deal6	$50.00	$50.00	3/6/2010 5:01:12 PM
Hatdance	$25.00	$25.00	3/6/2010 7:03:16 AM
GBlack	$30.00	$30.00	3/6/2010 4:25:58 PM
lucabratsie	$25.00	$25.00	3/6/2010 8:26:41 AM
eastindianprince	$25.00	$25.00	3/6/2010 8:55:51 AM
aafg69	$25.00	$25.00	3/7/2010 9:33:43 AM
RicheyRich	$25.00	$25.00	3/6/2010 2:59:50 PM
soular21804	$25.00	$25.00	3/7/2010 10:01:06 AM
twerns	$40.00	$40.00	3/7/2010 1:42:44 PM
LenderCB	$50.00	$50.00	3/6/2010 10:00:32 PM
golden-principal8	$40.00	$40.00	3/7/2010 7:08:05 PM
martymaniaman	$31.91	$31.91	3/8/2010 5:35:32 AM
bordersguy	$47.84	$47.84	3/8/2010 8:50:40 AM
Patrician	$25.00	$25.00	3/7/2010 8:37:45 PM
mikeandcat	$50.00	$50.00	3/8/2010 11:41:22 AM
Nasdaq	$25.00	$25.00	3/8/2010 10:04:25 AM
improvman	$25.00	$25.00	3/8/2010 10:47:24 AM
best-generosity-financier	$25.00	$25.00	3/8/2010 3:32:18 PM
icon7	$25.00	$25.00	3/8/2010 3:40:49 PM
uralrider	$31.21	$31.21	3/8/2010 3:41:31 PM
StocksMan	$50.00	$50.00	3/8/2010 4:05:00 PM
steady-peace8	$100.00	$100.00	3/8/2010 12:04:19 PM
RugbyD	$33.82	$33.82	3/8/2010 12:46:49 PM
skuba	$25.00	$25.00	3/1/2010 4:25:38 PM
chilichese	$25.00	$25.00	3/1/2010 4:25:18 PM
AF-Chief	$28.00	$28.00	3/1/2010 4:27:53 PM
kulender	$25.00	$25.00	3/1/2010 4:38:53 PM
reflective-deal8	$50.00	$50.00	3/1/2010 4:41:33 PM
flexible-value	$31.00	$31.00	3/1/2010 4:41:47 PM
macjp123	$25.00	$25.00	3/1/2010 4:42:06 PM
progressive-asset	$100.00	$100.00	3/1/2010 4:42:19 PM
hitsman	$50.00	$50.00	3/1/2010 4:42:45 PM
micko	$25.00	$25.00	3/1/2010 4:36:05 PM
luckyldy	$35.00	$35.00	3/1/2010 4:43:19 PM
don8ter	$25.00	$25.00	3/1/2010 4:39:14 PM
jeffpac	$55.00	$55.00	3/1/2010 4:39:33 PM
lloyd_s	$25.00	$25.00	3/1/2010 4:40:29 PM
delicious-social132	$40.00	$40.00	3/1/2010 4:40:48 PM
note-sensation	$25.00	$25.00	3/1/2010 4:41:20 PM
jigsaw	$100.00	$86.96	3/1/2010 4:43:38 PM
Aberdeen	$350.00	$350.00	3/1/2010 5:01:22 PM
agreement-bunny	$25.00	$25.00	3/2/2010 9:12:09 PM
lender12345	$25.00	$25.00	3/3/2010 11:15:18 AM
wonderlandkat	$25.00	$25.00	3/4/2010 9:07:49 AM
interstellar	$50.00	$50.00	3/4/2010 3:40:55 PM
power-cell	$65.00	$65.00	3/5/2010 10:42:49 AM
bold-social-advantage	$100.00	$100.00	3/5/2010 4:56:58 PM
Chewbaca	$25.00	$25.00	3/5/2010 6:09:31 PM
qkinger	$50.00	$50.00	3/5/2010 8:10:35 PM
helynn43	$25.00	$25.00	3/5/2010 6:44:31 PM
bluefinch	$25.00	$25.00	3/6/2010 5:31:03 AM
HealthAndSafety	$50.00	$50.00	3/6/2010 1:26:02 PM
felicity-loyalist0	$75.00	$75.00	3/5/2010 9:27:11 PM
porwestco	$25.00	$25.00	3/7/2010 7:14:08 AM
GarciaCompany	$25.00	$25.00	3/6/2010 12:49:58 PM
Uwantfunds	$50.00	$50.00	3/7/2010 5:51:07 PM
poppinkid	$25.00	$25.00	3/7/2010 6:24:54 PM
1phantom	$40.00	$40.00	3/7/2010 5:04:25 PM
ethicalhumanist	$25.00	$25.00	3/8/2010 10:11:38 AM
SeaLoans	$25.00	$25.00	3/8/2010 9:42:59 AM
Auditman	$50.00	$50.00	3/8/2010 11:20:49 AM
sunsetlending	$50.00	$50.00	3/8/2010 11:58:36 AM
vtr1000	$25.51	$25.51	3/8/2010 11:58:10 AM
Svigel	$25.77	$25.77	3/8/2010 1:12:36 PM
trustworthy-finance6	$25.00	$25.00	3/8/2010 2:01:54 PM
AustinAmerica	$25.00	$25.00	3/8/2010 1:09:23 PM
wwwUniversal	$25.00	$25.00	3/8/2010 4:00:58 PM
Snoopylover	$25.00	$25.00	3/8/2010 11:13:02 AM
the-profit-oracle	$25.00	$25.00	3/8/2010 3:49:21 PM
famous-marketplace9	$25.00	$25.00	3/8/2010 4:01:52 PM
98 bids
Borrower Payment Dependent Notes Series 447174
This series of Notes was issued and sold upon the funding of the borrower loan #41120, which corresponds to this series of Notes. The following information pertains to the borrower loan.
Amount:	$1,500.00	Prosper Rating:	E	Auction Duration:	7 days
Term:	36 months	Estimated loss:	14.0%	Auction start date:	Feb-19-2010
				Auction end date:	Feb-22-2010

Starting lender yield:	34.00%	Starting borrower rate/APR:	35.00% / 37.73%	Starting monthly payment:	$67.85
Final lender yield:	33.15%	Final borrower rate/APR:	34.15% / 36.87%	Final monthly payment:	$67.13

Auction yield range:	14.05% - 34.00%	Estimated loss impact:	15.53%
Lender servicing fee:	1.00%	Estimated return:	17.62%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Jun-1991	Debt/Income ratio:	12%
Basic (1-10):	6	Inquiries last 6m:	0	Employment status:	Full-time employee
Enhanced (1-5):	5	Current / open credit lines:	8 / 7	Length of status:	9y 5m
Credit score:	660-679 (Jan-2010)	Total credit lines:	39	Occupation:	Computer Programmer
Now delinquent:	3	Revolving credit balance:	$116	Stated income:	$50,000-$74,999
Amount delinquent:	$6,957	Bankcard utilization:	0%
Public records last 12m / 10y:	0/ 0	Homeownership:	Yes
Delinquencies in last 7y:	28
Screen name:	mikeges	Borrower's state:	RhodeIsland	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Finishing Up SomeHome Repairs
Purpose of loan:
This loan will be used to? Fix a part of the hard wood floor,?replace dishwasher and ceiling fan

My financial situation:
I am a good candidate for this loan because?I am in the process of paying off?credit cards?

Monthly net income: $ 4100.00

Monthly expenses: $ 1828
??Housing: $ 850
??Insurance: $ 85
??Car expenses: $ 50
??Utilities: $ 120
??Phone, cable, internet: $ 107
??Food, entertainment: $ 60
??Clothing, household expenses $ 40
??Credit cards and other loans: $ 670
??Other expenses: $ 250
Information in the Description is not verified.
Friends And Family Winning Bids
This member has no winning bids from friends and family.
Questions & Answers
This borrower has not publicly answered any questions from lenders.
Winning Bids
Bidder	Amount Bid	Amount Winning	Bid Date (PT)

Dave_Cashflow	$50.00	$50.00	2/19/2010 4:38:42 PM
Kaj	$25.00	$25.00	2/19/2010 4:39:39 PM
AF-Chief	$28.00	$28.00	2/19/2010 4:39:52 PM
Havana21	$50.00	$50.00	2/19/2010 4:42:12 PM
investment-tempo	$25.00	$25.00	2/19/2010 4:40:00 PM
Kijib	$25.00	$25.00	2/19/2010 4:37:56 PM
kginatl	$25.18	$25.18	2/19/2010 4:38:12 PM
rhin0cerx	$25.11	$25.11	2/19/2010 4:39:01 PM
seisen	$100.00	$100.00	2/19/2010 4:39:45 PM
yeti888	$25.00	$25.00	2/19/2010 4:39:50 PM
Hokiemon	$25.00	$25.00	2/19/2010 4:41:40 PM
listing-trapper3	$50.00	$21.71	2/19/2010 4:42:33 PM
SolarMoonshine	$25.00	$25.00	2/19/2010 5:56:31 PM
sweet-payout5	$25.00	$25.00	2/20/2010 7:19:57 AM
mbcjk	$25.00	$25.00	2/20/2010 9:10:20 AM
eronyc	$25.00	$25.00	2/21/2010 6:40:24 PM
victorcab	$25.00	$25.00	2/22/2010 6:42:54 AM
seadogs	$25.00	$25.00	2/22/2010 8:00:18 AM
social-conductor4	$25.00	$25.00	2/19/2010 4:38:16 PM
visionary-currency	$50.00	$50.00	2/19/2010 4:38:19 PM
AceInTheHole	$25.00	$25.00	2/19/2010 4:38:23 PM
mathprof	$25.00	$25.00	2/19/2010 4:39:28 PM
oldmora	$25.00	$25.00	2/19/2010 4:39:47 PM
jasmarc	$25.00	$25.00	2/19/2010 4:41:30 PM
fareast_man	$25.00	$25.00	2/19/2010 4:42:16 PM
skuba	$25.00	$25.00	2/19/2010 4:42:18 PM
asset-professor	$25.00	$25.00	2/19/2010 4:41:33 PM
eronyc	$25.00	$25.00	2/19/2010 4:41:54 PM
desertoasis	$25.00	$25.00	2/19/2010 4:39:54 PM
rlgnyc	$100.00	$100.00	2/19/2010 4:39:56 PM
retired272	$25.00	$25.00	2/19/2010 4:46:24 PM
kc8fot	$25.00	$25.00	2/19/2010 4:41:38 PM
kind-efficient-credit	$25.00	$25.00	2/19/2010 4:41:58 PM
deegeeman	$50.00	$50.00	2/19/2010 4:42:21 PM
note-tent	$25.00	$25.00	2/19/2010 4:42:24 PM
life-is-great	$25.00	$25.00	2/19/2010 4:42:28 PM
Bob450	$50.00	$50.00	2/19/2010 10:03:19 PM
payout-bridge	$200.00	$200.00	2/20/2010 2:15:23 PM
dollardave	$100.00	$100.00	2/20/2010 11:29:16 AM
39 bids
Borrower Payment Dependent Notes Series 447206
This series of Notes was issued and sold upon the funding of the borrower loan #41126, which corresponds to this series of Notes. The following information pertains to the borrower loan.
Amount:	$7,000.00	Prosper Rating:	A	Auction Duration:	7 days
Term:	36 months	Estimated loss:	2.1%	Auction start date:	Feb-18-2010
				Auction end date:	Feb-25-2010

Starting lender yield:	8.39%	Starting borrower rate/APR:	9.39% / 11.49%	Starting monthly payment:	$223.87
Final lender yield:	8.20%	Final borrower rate/APR:	9.20% / 11.30%	Final monthly payment:	$223.25

Auction yield range:	4.05% - 8.39%	Estimated loss impact:	2.12%
Lender servicing fee:	1.00%	Estimated return:	6.08%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	May-1990	Debt/Income ratio:	37%
Basic (1-10):	8	Inquiries last 6m:	2	Employment status:	Full-time employee
Enhanced (1-5):	4	Current / open credit lines:	17 / 13	Length of status:	16y 6m
Credit score:	780-799 (Feb-2010)	Total credit lines:	51	Occupation:	Teacher
Now delinquent:	0	Revolving credit balance:	$7,045	Stated income:	$25,000-$49,999
Amount delinquent:	$0	Bankcard utilization:	13%
Public records last 12m / 10y:	0/ 0	Homeownership:	No
Delinquencies in last 7y:	0
Screen name:	capital-healer	Borrower's state:	Tennessee	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Lower auto rate/debt con.
Purpose of loan:
This loan will be used to? pay off car loan from Wells Fargo-made mistake of letting them consolidate a low rate auto loan with a credit card in order to line things up for a home refi.? They dropped the ball on the refi.-went with another company, but am now stuck with car and high interest rate.

My financial situation: Stable job-school teacher ifor 17 years in a financially stable district.
I am a good candidate for this loan because?
Information in the Description is not verified.
Friends And Family Winning Bids
This member has no winning bids from friends and family.
Questions & Answers
This borrower has not publicly answered any questions from lenders.
Winning Bids
Bidder	Amount Bid	Amount Winning	Bid Date (PT)

Fortuno_per_commodo	$25.00	$25.00	2/18/2010 4:13:03 PM
skuba	$25.00	$25.00	2/18/2010 4:13:41 PM
first-upright-payout	$25.00	$25.00	2/18/2010 4:13:57 PM
ChicagoBoyz	$25.00	$25.00	2/18/2010 4:13:11 PM
Acid	$25.00	$25.00	2/18/2010 4:13:13 PM
p2p-paradise	$25.00	$25.00	2/18/2010 4:13:17 PM
cash-boots	$25.00	$25.00	2/18/2010 4:13:26 PM
reueljw	$25.00	$25.00	2/18/2010 4:14:34 PM
TGACJ	$25.00	$25.00	2/18/2010 4:13:56 PM
flopcat	$25.00	$25.00	2/18/2010 4:14:30 PM
sharkm	$35.00	$35.00	2/18/2010 4:18:22 PM
natural-greenback6	$25.00	$25.00	2/18/2010 4:19:02 PM
compassion-lotus5	$25.00	$25.00	2/18/2010 4:18:45 PM
marketplace-achievement	$50.00	$50.00	2/18/2010 4:18:52 PM
theprince	$25.00	$25.00	2/18/2010 4:20:32 PM
calm-deal7	$25.00	$25.00	2/18/2010 4:20:00 PM
ms48105	$25.00	$25.00	2/18/2010 4:13:23 PM
progressive-asset	$100.00	$100.00	2/18/2010 4:21:07 PM
macjp123	$25.00	$25.00	2/18/2010 4:20:41 PM
orgy63	$25.00	$25.00	2/18/2010 4:20:57 PM
bold-bright-currency	$25.00	$25.00	2/18/2010 4:21:25 PM
balance6	$25.00	$25.00	2/18/2010 4:14:21 PM
lloyd_s	$25.00	$25.00	2/18/2010 4:22:05 PM
delicious-social132	$25.00	$25.00	2/18/2010 4:22:28 PM
personal-lender	$25.00	$25.00	2/18/2010 4:21:56 PM
Speculator	$50.00	$50.00	2/18/2010 4:22:36 PM
impeccable-transparency	$75.00	$75.00	2/18/2010 4:23:02 PM
duty-monger	$50.00	$50.00	2/18/2010 4:23:38 PM
bchen78875	$25.00	$25.00	2/18/2010 4:23:52 PM
xstreamin	$25.00	$25.00	2/18/2010 4:24:06 PM
hyetech	$35.00	$35.00	2/18/2010 4:24:13 PM
luckyldy	$35.00	$35.00	2/18/2010 4:24:53 PM
peso-colonel	$90.00	$90.00	2/18/2010 4:20:20 PM
egw	$25.00	$25.00	2/18/2010 4:20:26 PM
bowdish1	$100.00	$100.00	2/18/2010 4:24:38 PM
torion	$25.00	$25.00	2/18/2010 4:25:20 PM
bonafide-cash	$50.00	$50.00	2/18/2010 4:25:16 PM
money-maniac	$50.00	$50.00	2/18/2010 4:25:46 PM
red-undaunted-kindness	$100.00	$100.00	2/18/2010 4:26:14 PM
currency-oak	$25.00	$25.00	2/18/2010 4:26:01 PM
time4aloan	$50.00	$50.00	2/18/2010 4:22:14 PM
credit-kahuna	$100.00	$100.00	2/18/2010 4:23:19 PM
rcc7	$25.00	$25.00	2/18/2010 4:28:06 PM
hitsman	$50.00	$50.00	2/18/2010 4:23:24 PM
hizzy	$25.00	$25.00	2/18/2010 4:27:30 PM
Havana21	$50.00	$50.00	2/18/2010 4:27:56 PM
tom48l	$25.00	$25.00	2/18/2010 4:24:21 PM
HHP	$25.00	$25.00	2/18/2010 4:28:26 PM
platinum-sorcerer6	$25.00	$25.00	2/18/2010 4:29:58 PM
Insuredcash	$25.00	$25.00	2/18/2010 4:30:11 PM
KVEER	$25.00	$25.00	2/18/2010 4:30:13 PM
dreammachine	$25.00	$25.00	2/18/2010 4:30:26 PM
J_Galt	$25.00	$25.00	2/18/2010 4:30:31 PM
kc8fot	$25.00	$25.00	2/18/2010 4:30:36 PM
TeamRamRod	$25.00	$25.00	2/18/2010 4:31:02 PM
Fiimg	$50.00	$50.00	2/18/2010 4:26:21 PM
orange-courageous-dedication	$30.00	$30.00	2/18/2010 4:31:28 PM
techvet	$25.00	$25.00	2/18/2010 4:31:34 PM
Aeroman32	$25.00	$25.00	2/18/2010 4:31:51 PM
allenerb	$25.00	$25.00	2/18/2010 4:32:03 PM
maldok1	$25.00	$25.00	2/18/2010 4:31:43 PM
trumpeter5	$25.00	$25.00	2/18/2010 4:32:02 PM
tremendous-payment	$25.00	$25.00	2/18/2010 4:32:22 PM
resplendent-moola	$25.00	$25.00	2/18/2010 4:32:35 PM
pure-treasure7	$25.00	$25.00	2/18/2010 4:33:24 PM
stanbalwight4	$25.00	$25.00	2/18/2010 4:33:37 PM
senorzookeeper	$25.00	$25.00	2/18/2010 4:29:04 PM
important-ore	$50.00	$50.00	2/18/2010 4:29:39 PM
integrity-doctor	$50.00	$50.00	2/18/2010 4:30:54 PM
gracej	$25.00	$25.00	2/18/2010 4:31:00 PM
don8ter	$25.00	$25.00	2/18/2010 4:31:10 PM
selector568	$400.00	$400.00	2/18/2010 4:42:58 PM
dollar-birdie	$25.00	$25.00	2/18/2010 4:31:42 PM
punctual-power7	$25.00	$25.00	2/18/2010 4:31:48 PM
honorable-yield	$50.00	$50.00	2/18/2010 4:32:13 PM
LiquidLender	$25.00	$25.00	2/18/2010 4:32:25 PM
Gibbyland	$35.76	$35.76	2/18/2010 4:32:37 PM
ghinga	$30.00	$30.00	2/18/2010 4:33:17 PM
PRGuyinVA	$25.00	$25.00	2/18/2010 4:33:43 PM
tisiphone	$25.00	$25.00	2/19/2010 3:20:40 PM
springpanda	$25.00	$25.00	2/19/2010 1:59:53 PM
felicity-loyalist0	$100.00	$100.00	2/19/2010 8:42:30 PM
JustOneVoice	$25.00	$25.00	2/21/2010 12:18:33 PM
grasscutter	$50.00	$50.00	2/25/2010 6:50:44 AM
ScottFinance	$25.00	$25.00	2/25/2010 7:46:55 AM
webfeet	$25.00	$25.00	2/25/2010 2:33:08 PM
powerful-finance7	$25.00	$25.00	2/25/2010 2:26:52 PM
coin-awakening	$26.50	$26.50	2/18/2010 4:13:10 PM
micko	$25.00	$25.00	2/18/2010 4:13:33 PM
Aremu	$25.00	$25.00	2/18/2010 4:13:59 PM
commerce-web5	$25.00	$25.00	2/18/2010 4:14:29 PM
riproaringrapids	$25.00	$25.00	2/18/2010 4:14:09 PM
NorthernFunds	$25.00	$25.00	2/18/2010 4:14:25 PM
mtsilver	$25.00	$25.00	2/18/2010 4:14:46 PM
dsfoundation	$25.00	$25.00	2/18/2010 4:18:27 PM
cberthiaume	$25.00	$25.00	2/18/2010 4:18:43 PM
leverage-holly	$25.00	$25.00	2/18/2010 4:18:46 PM
red-favorable-basis	$25.00	$25.00	2/18/2010 4:19:49 PM
flexible-value	$26.00	$26.00	2/18/2010 4:19:59 PM
tallmon	$25.00	$25.00	2/18/2010 4:13:59 PM
AF-Chief	$28.00	$28.00	2/18/2010 4:14:01 PM
rock-turner	$100.00	$100.00	2/18/2010 4:14:12 PM
niskyfranchise	$25.00	$25.00	2/18/2010 4:21:32 PM
desertoasis	$50.00	$50.00	2/18/2010 4:15:07 PM
elevated-platinum5	$50.00	$50.00	2/18/2010 4:22:56 PM
jrbill1998	$50.00	$50.00	2/18/2010 4:23:10 PM
Cai8899	$50.00	$50.00	2/18/2010 4:22:54 PM
peerlender	$30.00	$30.00	2/18/2010 4:23:39 PM
Clambake	$50.00	$50.00	2/18/2010 4:24:04 PM
The-CAPS-fan	$30.00	$30.00	2/18/2010 4:23:53 PM
reward-adventure	$25.00	$25.00	2/18/2010 4:24:23 PM
tntbuzz	$25.00	$25.00	2/18/2010 4:24:57 PM
Rick7925	$25.00	$25.00	2/18/2010 4:20:27 PM
Carpetkid	$25.00	$25.00	2/18/2010 4:24:36 PM
cpaphoto	$25.00	$25.00	2/18/2010 4:24:46 PM
nourishing-interest0	$25.00	$25.00	2/18/2010 4:20:49 PM
invest0r	$25.00	$25.00	2/18/2010 4:25:30 PM
gjh37	$25.00	$25.00	2/18/2010 4:25:03 PM
jigsaw	$100.00	$100.00	2/18/2010 4:25:09 PM
best-deal-banker	$25.00	$25.00	2/18/2010 4:25:41 PM
friendly-worth3	$25.00	$25.00	2/18/2010 4:21:39 PM
Ranch88	$25.00	$25.00	2/18/2010 4:25:29 PM
Kaj	$25.00	$25.00	2/18/2010 4:21:58 PM
Pizza-man	$50.00	$50.00	2/18/2010 4:23:15 PM
apostle901	$25.00	$25.00	2/18/2010 4:28:17 PM
atmaan	$25.00	$25.00	2/18/2010 4:28:34 PM
plentiful-reward	$50.00	$50.00	2/18/2010 4:28:01 PM
charming-point	$300.00	$300.00	2/18/2010 4:28:11 PM
compassion-bauble4	$25.00	$25.00	2/18/2010 4:28:56 PM
mpactlender	$25.00	$25.00	2/18/2010 4:29:56 PM
triumph329	$35.00	$35.00	2/18/2010 4:29:21 PM
LeReve	$50.00	$50.00	2/18/2010 4:30:03 PM
top-silver-american	$25.00	$25.00	2/18/2010 4:25:33 PM
PatriotKnight	$25.00	$25.00	2/18/2010 4:30:32 PM
tranquil-diversification8	$25.00	$25.00	2/18/2010 4:30:03 PM
asset-equilibrium0	$25.00	$25.00	2/18/2010 4:25:52 PM
friendly-market5	$25.00	$25.00	2/18/2010 4:25:56 PM
Avala	$50.00	$50.00	2/18/2010 4:26:08 PM
asset-professor	$75.00	$75.00	2/18/2010 4:30:42 PM
foxy-fund	$50.00	$50.00	2/18/2010 4:26:30 PM
rooosta	$25.00	$25.00	2/18/2010 4:31:27 PM
LendDoc	$25.00	$25.00	2/18/2010 4:31:18 PM
loan-warrior	$25.00	$25.00	2/18/2010 4:31:42 PM
social-conductor4	$25.00	$25.00	2/18/2010 4:31:48 PM
PocketAces	$25.00	$25.00	2/18/2010 4:31:41 PM
paymentologist	$25.00	$25.00	2/18/2010 4:31:46 PM
forthright-dedication	$50.00	$50.00	2/18/2010 4:32:30 PM
heavenly-justice9	$75.00	$75.00	2/18/2010 4:32:39 PM
smallbizrule	$25.00	$25.00	2/18/2010 4:32:58 PM
Erogan5877	$25.00	$25.00	2/18/2010 4:33:12 PM
Agustin	$31.09	$31.09	2/18/2010 4:33:05 PM
rudyindc	$25.00	$25.00	2/18/2010 4:28:23 PM
benefit-squirrel	$30.00	$30.00	2/18/2010 4:33:31 PM
value-pole	$25.00	$25.00	2/18/2010 4:33:44 PM
sophisticated-ore	$156.72	$156.72	2/18/2010 4:33:40 PM
kmr2	$200.00	$65.93	2/18/2010 4:33:46 PM
gavinfh	$25.00	$25.00	2/18/2010 4:29:13 PM
head	$25.00	$25.00	2/18/2010 4:29:50 PM
Pookie22	$50.00	$50.00	2/18/2010 4:29:58 PM
Syzygy	$25.00	$25.00	2/18/2010 4:30:53 PM
supreme-hope	$25.00	$25.00	2/18/2010 4:31:22 PM
dollardave	$100.00	$100.00	2/18/2010 4:43:12 PM
radforj22	$25.00	$25.00	2/18/2010 4:31:44 PM
upbeat-investment9	$25.00	$25.00	2/18/2010 4:31:50 PM
kind-efficient-credit	$25.00	$25.00	2/18/2010 4:32:18 PM
agreement-point	$50.00	$50.00	2/18/2010 4:32:53 PM
the-auction-firestarter	$25.00	$25.00	2/18/2010 4:32:59 PM
commerce-voyager	$25.00	$25.00	2/18/2010 4:33:03 PM
kindness-percolator5	$25.00	$25.00	2/18/2010 4:33:06 PM
Khoff	$25.00	$25.00	2/18/2010 4:33:08 PM
jasmarc	$25.00	$25.00	2/18/2010 4:33:20 PM
wanna-help	$25.00	$25.00	2/18/2010 4:33:40 PM
orbiter614	$50.00	$50.00	2/18/2010 4:42:18 PM
Debt-free-Southern-California	$25.00	$25.00	2/23/2010 10:30:43 AM
webfeet	$25.00	$25.00	2/24/2010 6:16:19 AM
Charmart	$25.00	$25.00	2/25/2010 3:04:20 AM
John_14_6	$25.00	$25.00	2/25/2010 11:17:18 AM
bank-examiner	$25.00	$25.00	2/25/2010 1:13:38 PM
gothampark	$25.00	$25.00	2/25/2010 2:02:50 PM
Grandmahoneybee	$25.00	$25.00	2/25/2010 2:45:41 PM
slwholesales	$50.00	$50.00	2/25/2010 3:37:49 PM
malcolmreynolds	$25.00	$25.00	2/25/2010 3:58:39 PM
Oak-Parker	$25.00	$25.00	2/25/2010 4:02:58 PM
183 bids
Borrower Payment Dependent Notes Series 447700
This series of Notes was issued and sold upon the funding of the borrower loan #41155, which corresponds to this series of Notes. The following information pertains to the borrower loan.
Amount:	$3,800.00	Prosper Rating:	A	Auction Duration:	7 days
Term:	36 months	Estimated loss:	2.1%	Auction start date:	Feb-22-2010
				Auction end date:	Mar-01-2010

Starting lender yield:	8.39%	Starting borrower rate/APR:	9.39% / 11.49%	Starting monthly payment:	$121.53
Final lender yield:	8.20%	Final borrower rate/APR:	9.20% / 11.30%	Final monthly payment:	$121.19

Auction yield range:	4.05% - 8.39%	Estimated loss impact:	2.12%
Lender servicing fee:	1.00%	Estimated return:	6.08%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Aug-1987	Debt/Income ratio:	18%
Basic (1-10):	9	Inquiries last 6m:	0	Employment status:	Full-time employee
Enhanced (1-5):	5	Current / open credit lines:	7 / 7	Length of status:	3y 7m
Credit score:	700-719 (Feb-2010)	Total credit lines:	28	Occupation:	Other
Now delinquent:	0	Revolving credit balance:	$16,151	Stated income:	$50,000-$74,999
Amount delinquent:	$0	Bankcard utilization:	87%
Public records last 12m / 10y:	0/ 0	Homeownership:	Yes
Delinquencies in last 7y:	0
Screen name:	breathtaking-ore037	Borrower's state:	Oregon	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Paing off my credit cards
Purpose of loan:
This loan will be used to? pay off my credit card. Tehy rasied theinterst rate to a ridiculas amount.

My financial situation:
I am a good candidate for this loan because? I have always paid my debts on time and often ahead of time.

Monthly net income: $ 2750.00

Monthly expenses: $
??Housing: $ 816.19
??Insurance: $ 75.71
??Car expenses: $ 80.00
??Utilities: $ 125.00
??Phone, cable, internet: $ 75.00
??Food, entertainment: $?150
??Clothing, household expenses $ 100
??Credit cards and other loans: $ 750
??Other expenses: $ 276
Information in the Description is not verified.
Friends And Family Winning Bids
This member has no winning bids from friends and family.
Questions & Answers
This borrower has not publicly answered any questions from lenders.
Winning Bids
Bidder	Amount Bid	Amount Winning	Bid Date (PT)

adorable-bonus	$25.00	$25.00	2/22/2010 4:12:05 PM
AlwaysA-Chief	$25.00	$25.00	2/22/2010 4:13:08 PM
Lender0010	$50.00	$50.00	2/22/2010 4:12:14 PM
Sokarnox	$25.00	$25.00	2/22/2010 4:16:43 PM
whois-JohnGalt	$25.00	$25.00	2/22/2010 4:11:49 PM
Supernick	$50.00	$50.00	2/22/2010 4:17:09 PM
MARWARISETH	$25.00	$25.00	2/22/2010 4:17:14 PM
resource777	$25.00	$25.00	2/22/2010 4:12:44 PM
grampy48	$25.00	$25.00	2/22/2010 4:13:54 PM
coolspeed	$25.00	$25.00	2/22/2010 4:13:11 PM
rellotsf	$25.00	$25.00	2/22/2010 4:14:17 PM
autonomous-basis	$25.00	$25.00	2/22/2010 4:17:47 PM
JanLal	$25.00	$25.00	2/22/2010 4:17:52 PM
SF2Berlin	$25.00	$25.00	2/22/2010 4:13:44 PM
pleasant-dime	$25.00	$25.00	2/22/2010 4:14:47 PM
Dawgs34	$25.00	$25.00	2/22/2010 4:18:50 PM
locash	$25.00	$25.00	2/22/2010 4:19:12 PM
unrivaled-justice	$25.00	$25.00	2/22/2010 4:19:15 PM
Luminous-P	$25.00	$25.00	2/22/2010 4:19:18 PM
kattghoti	$25.00	$25.00	2/22/2010 4:19:23 PM
Kerrysbay	$25.00	$25.00	2/22/2010 4:19:46 PM
financial-frenzy	$50.00	$50.00	2/22/2010 4:20:10 PM
gentle-note	$25.00	$25.00	2/22/2010 4:17:45 PM
aasx1108	$25.00	$25.00	2/22/2010 4:22:03 PM
paba_shaba	$25.00	$25.00	2/22/2010 4:17:51 PM
peso-mate	$25.00	$25.00	2/22/2010 4:22:16 PM
barbershopper_NT	$25.00	$25.00	2/22/2010 4:18:44 PM
finance-burger	$25.00	$25.00	2/22/2010 4:18:47 PM
capital_gains	$25.00	$25.00	2/22/2010 4:19:03 PM
ASR3	$25.00	$25.00	2/22/2010 4:19:21 PM
KgBsUcKa	$25.00	$25.00	2/22/2010 4:18:48 PM
billyisafob	$25.00	$25.00	2/22/2010 4:19:05 PM
oaktown23	$50.00	$50.00	2/22/2010 4:20:11 PM
KLVLOPZ64	$25.00	$25.00	2/22/2010 4:19:10 PM
shingu79	$27.84	$27.84	2/22/2010 4:20:25 PM
srosa29	$25.00	$25.00	2/22/2010 4:19:19 PM
andyb9	$25.00	$25.00	2/22/2010 4:20:35 PM
felicity-synapse	$25.00	$25.00	2/22/2010 4:20:39 PM
note-tent	$25.00	$25.00	2/22/2010 4:20:13 PM
worklessmakemore	$25.00	$25.00	2/22/2010 4:20:26 PM
dmfog	$25.00	$25.00	2/22/2010 4:21:50 PM
fishintime	$25.00	$25.00	2/22/2010 4:22:13 PM
next2	$25.00	$16.77	2/22/2010 4:22:36 PM
Mainstreet1	$25.00	$25.00	2/22/2010 4:22:32 PM
dollardave	$100.00	$100.00	2/23/2010 9:34:20 AM
RandyL3	$50.00	$50.00	2/23/2010 5:10:11 PM
dontscrewmeover1	$25.00	$25.00	2/23/2010 6:40:44 PM
SCD	$25.00	$25.00	2/23/2010 7:37:13 PM
webfeet	$50.00	$50.00	2/25/2010 7:29:13 AM
twerns	$40.00	$40.00	3/1/2010 11:30:38 AM
jybank	$25.00	$25.00	3/1/2010 2:44:32 PM
helpful-listing	$50.00	$50.00	2/22/2010 4:12:15 PM
IamSparticus	$25.00	$25.00	2/22/2010 4:13:22 PM
Mickeyblu	$25.00	$25.00	2/22/2010 4:13:38 PM
tender-deal	$25.00	$25.00	2/22/2010 4:11:40 PM
roman2008	$25.00	$25.00	2/22/2010 4:15:53 PM
Sefotonga	$25.00	$25.00	2/22/2010 4:16:11 PM
STLRacer	$25.00	$25.00	2/22/2010 4:12:32 PM
ddogs	$25.00	$25.00	2/22/2010 4:12:46 PM
bold-durability-drum	$25.00	$25.00	2/22/2010 4:16:48 PM
woodenshoes	$25.00	$25.00	2/22/2010 4:13:17 PM
adamnash	$25.00	$25.00	2/22/2010 4:13:23 PM
Akkon	$25.00	$25.00	2/22/2010 4:17:12 PM
DeilaMiah	$50.00	$50.00	2/22/2010 4:13:21 PM
simpy	$25.00	$25.00	2/22/2010 4:17:50 PM
treasure-network	$25.00	$25.00	2/22/2010 4:14:49 PM
wise-bonus-honker	$25.00	$25.00	2/22/2010 4:18:43 PM
dunox	$25.00	$25.00	2/22/2010 4:19:07 PM
Tahoeguy	$37.31	$37.31	2/22/2010 4:14:46 PM
jcttjg	$25.00	$25.00	2/22/2010 4:19:20 PM
MVP2008	$25.00	$25.00	2/22/2010 4:15:54 PM
wise-handy-finance	$25.00	$25.00	2/22/2010 4:19:51 PM
JDavidL	$25.00	$25.00	2/22/2010 4:15:16 PM
HunterSix	$25.00	$25.00	2/22/2010 4:16:23 PM
lounges	$25.00	$25.00	2/22/2010 4:16:36 PM
aventurer	$25.00	$25.00	2/22/2010 4:20:04 PM
TheoProf	$50.00	$50.00	2/22/2010 4:20:21 PM
Digs	$25.00	$25.00	2/22/2010 4:20:24 PM
ccdmp2004	$25.00	$25.00	2/22/2010 4:20:34 PM
intelligent-yield	$25.00	$25.00	2/22/2010 4:17:10 PM
paladin847	$25.00	$25.00	2/22/2010 4:20:43 PM
LAM26	$25.00	$25.00	2/22/2010 4:17:16 PM
the-commitment-idol	$25.00	$25.00	2/22/2010 4:17:13 PM
payout-achievement	$40.00	$40.00	2/22/2010 4:17:46 PM
rpatusa	$25.00	$25.00	2/22/2010 4:17:55 PM
OTtherapy	$25.00	$25.00	2/22/2010 4:18:46 PM
wampum-chorus3	$25.00	$25.00	2/22/2010 4:22:33 PM
mattbly	$25.00	$25.00	2/22/2010 4:18:51 PM
ambmba	$33.08	$33.08	2/22/2010 4:19:09 PM
Montello	$25.00	$25.00	2/22/2010 4:19:20 PM
Woodworker57	$25.00	$25.00	2/22/2010 4:19:24 PM
monticello78	$50.00	$50.00	2/22/2010 4:18:42 PM
aneley777	$25.00	$25.00	2/22/2010 4:18:49 PM
wonderful-return5	$25.00	$25.00	2/22/2010 4:20:04 PM
saihu	$25.00	$25.00	2/22/2010 4:18:59 PM
industrious-dedication	$25.00	$25.00	2/22/2010 4:19:07 PM
rlcot	$25.00	$25.00	2/22/2010 4:20:12 PM
burgeoning-silver	$25.00	$25.00	2/22/2010 4:19:11 PM
thomkozik	$25.00	$25.00	2/22/2010 4:19:22 PM
adaptable-income	$25.00	$25.00	2/22/2010 4:20:09 PM
ThomasCrown	$30.00	$30.00	2/22/2010 4:20:14 PM
GlobalVisionary	$25.00	$25.00	2/22/2010 4:20:20 PM
new-honorable-rate	$25.00	$25.00	2/22/2010 4:20:37 PM
cvfriend	$25.00	$25.00	2/22/2010 4:22:07 PM
onlyastepaway	$25.00	$25.00	2/22/2010 4:22:16 PM
shamil45	$25.00	$25.00	2/22/2010 4:22:08 PM
exchange-battalion	$25.00	$25.00	2/22/2010 4:22:31 PM
the-profit-oracle	$25.00	$25.00	2/24/2010 6:18:38 AM
selector568	$500.00	$500.00	2/24/2010 11:15:47 AM
Pickmar	$25.00	$25.00	2/24/2010 1:54:36 PM
interstellar	$50.00	$50.00	2/26/2010 11:41:22 AM
credit-panda1	$25.00	$25.00	2/27/2010 12:59:10 PM
bonus-adventure3	$25.00	$25.00	2/28/2010 9:09:59 AM
crw1950	$50.00	$50.00	3/1/2010 9:18:27 AM
nickel-master	$25.00	$25.00	3/1/2010 4:04:37 PM
wwwUniversal	$25.00	$25.00	3/1/2010 2:51:34 PM
116 bids
Borrower Payment Dependent Notes Series 448388
This series of Notes was issued and sold upon the funding of the borrower loan #41118, which corresponds to this series of Notes. The following information pertains to the borrower loan.
Amount:	$3,000.00	Prosper Rating:	HR	Auction Duration:	7 days
Term:	36 months	Estimated loss:	18.0%	Auction start date:	Mar-01-2010
				Auction end date:	Mar-08-2010

Starting lender yield:	34.00%	Starting borrower rate/APR:	35.00% / 37.45%	Starting monthly payment:	$135.71
Final lender yield:	30.00%	Final borrower rate/APR:	31.00% / 33.39%	Final monthly payment:	$129.00

Auction yield range:	17.05% - 34.00%	Estimated loss impact:	19.76%
Lender servicing fee:	1.00%	Estimated return:	10.24%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Jan-1988	Debt/Income ratio:	19%
Basic (1-10):	5	Inquiries last 6m:	5	Employment status:	Full-time employee
Enhanced (1-5):	2	Current / open credit lines:	15 / 11	Length of status:	4y 4m
Credit score:	680-699 (Feb-2010)	Total credit lines:	28	Occupation:	Sales - Commission
Now delinquent:	0	Revolving credit balance:	$15,632	Stated income:	$50,000-$74,999
Amount delinquent:	$0	Bankcard utilization:	92%
Public records last 12m / 10y:	0/ 0	Homeownership:	Yes
Delinquencies in last 7y:	1
Screen name:	Sunny14	Borrower's state:	NewJersey	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	1 / 1	On-time:	21 ( 100% )	680-699 (Latest)
Principal borrowed:	$1,000.00	< mo. late:	0 ( 0% )	620-639 (May-2008)
Principal balance:	$416.46	1+ mo. late:	0 ( 0% )
Total payments billed:	21
Description
Paying off Debt
Purpose of loan:
The purspose of the loan is to pay off high interest credit cards and consolidate the monthly payment into one manageable payment.? I have a sales job currently that is feeling the pinch of the slower economy despite the positive attitude and hard work I put into it everyday. ?I am a single mom with two beautiful daughters that are smart and will go to a good school upon graduating from High School.? I want to be financially grounded when the time comes for applying for finacial aid and loans.??

My financial situation:
I am a good candidate for this loan because I work hard and?am a respectable member of my community.? I am very responsible but have been overwhelmed by responsibilities lately as a homeowner,?employee, new entrepreneur and MOM :)?? I also learned an incredibly hard lesson about health insurance and how I have ask so many questions beyond whether or not a doctor is covered by my insurance.? For a simple skin procedure I am now responsible for 7k worth of medical expenses.? I assumed that when I asked for referral from Doctor for surgeon that took my insurance I would be responsible for what the insurance did not cover.? Big lesson learned.

Monthly net income: $5000

Monthly expenses: $
??Housing:?2038 (with high NJ taxes)?
??Insurance: $100
??Car expenses: $ 100
??Utilities: $ 300
??Phone, cable, internet: $ 135
??Food, entertainment: $?200
??Clothing, household expenses $ 400
??Credit cards and other loans: $?400
??Other expenses: $
Information in the Description is not verified.
Friends And Family Winning Bids
This member has no winning bids from friends and family.
Questions & Answers
This borrower has not publicly answered any questions from lenders.
Winning Bids
Bidder	Amount Bid	Amount Winning	Bid Date (PT)

ekmendenhall	$35.00	$35.00	3/1/2010 4:20:19 PM
new-smart-fund	$200.00	$200.00	3/1/2010 4:32:52 PM
eronyc	$25.00	$25.00	3/1/2010 4:32:11 PM
lucrative-loan	$151.25	$151.25	3/1/2010 5:27:13 PM
reflective-rupee	$25.00	$25.00	3/1/2010 6:42:51 PM
chameleon125	$50.00	$50.00	3/1/2010 9:30:00 PM
twjh	$25.00	$25.00	3/2/2010 7:50:21 AM
enthusiastic-balance5	$100.00	$100.00	3/2/2010 7:56:50 AM
twjh	$25.00	$25.00	3/2/2010 7:50:22 AM
kevlar	$25.00	$25.00	3/2/2010 12:57:26 PM
lepolgr	$50.00	$50.00	3/2/2010 1:47:14 PM
rubylender	$25.00	$25.00	3/3/2010 1:42:33 PM
atomantic	$50.00	$50.00	3/4/2010 12:31:25 AM
CoolPlexer	$25.00	$25.00	3/5/2010 8:46:55 AM
realtormoises	$25.00	$25.00	3/5/2010 2:02:55 PM
thisbucksforu	$25.00	$25.00	3/5/2010 4:35:19 PM
maricel10	$50.00	$50.00	3/6/2010 2:28:59 AM
BlueProteus	$25.00	$25.00	3/6/2010 8:21:14 AM
antoniofl	$65.23	$65.23	3/5/2010 10:02:53 PM
five-star-note	$73.11	$73.11	3/6/2010 4:23:00 PM
PXM-Financial	$30.00	$30.00	3/6/2010 8:49:20 PM
investment-daydream	$75.00	$75.00	3/7/2010 11:42:21 AM
deepinvegas	$60.00	$60.00	3/7/2010 11:31:39 PM
Redbirdfan39	$100.00	$100.00	3/8/2010 10:05:47 AM
shrewd-income	$50.00	$50.00	3/8/2010 11:29:23 AM
dorypro	$25.00	$25.00	3/8/2010 10:23:48 AM
Skeptical-one	$25.00	$25.00	3/8/2010 3:42:39 PM
lucrative-transparency0	$100.00	$100.00	3/8/2010 4:00:00 PM
famous-marketplace9	$25.00	$25.00	3/8/2010 4:07:22 PM
UCLA4life	$25.00	$25.00	3/8/2010 11:32:16 AM
enriched-truth	$80.00	$80.00	3/8/2010 12:32:11 PM
reflective-rupee	$25.00	$25.00	3/8/2010 1:37:03 PM
red-favorable-basis	$25.00	$25.00	3/8/2010 3:02:03 PM
ore-dojo	$25.00	$25.00	3/8/2010 3:13:32 PM
micko	$25.00	$25.00	3/1/2010 4:45:35 PM
Aberdeen	$350.00	$350.00	3/1/2010 5:01:23 PM
lucrative-loan	$48.75	$48.75	3/2/2010 4:53:30 AM
courteous-bazaar	$250.00	$250.00	3/2/2010 7:48:34 AM
eboomer2611	$25.00	$25.00	3/4/2010 6:27:57 AM
gpuck	$25.00	$25.00	3/4/2010 3:48:13 PM
verticalhorizon	$106.36	$64.29	3/4/2010 5:38:17 PM
glenium	$25.00	$25.00	3/5/2010 3:07:43 AM
dcm6276	$25.00	$25.00	3/5/2010 7:06:27 AM
TheSweetLender	$30.50	$30.50	3/5/2010 3:33:41 AM
JauaFlash	$36.87	$36.87	3/5/2010 11:49:42 PM
Feyenoord	$25.00	$25.00	3/6/2010 12:41:15 PM
FarmersBank	$25.00	$25.00	3/6/2010 9:03:23 AM
dudebrah	$25.00	$25.00	3/8/2010 9:49:38 AM
transparency-tomahawk	$25.00	$25.00	3/8/2010 3:39:11 PM
best-generosity-financier	$25.00	$25.00	3/8/2010 3:34:33 PM
social-conductor4	$25.00	$25.00	3/8/2010 4:07:40 PM
Bob450	$25.00	$25.00	3/8/2010 2:17:25 PM
Rip128	$50.00	$50.00	3/8/2010 3:06:36 PM
Bob450	$25.00	$25.00	3/8/2010 3:29:35 PM
bjs-performance	$50.00	$50.00	3/8/2010 3:41:50 PM
unger	$50.00	$50.00	3/8/2010 3:53:04 PM
56 bids
Borrower Payment Dependent Notes Series 448628
This series of Notes was issued and sold upon the funding of the borrower loan #41158, which corresponds to this series of Notes. The following information pertains to the borrower loan.
Amount:	$1,500.00	Prosper Rating:	HR	Auction Duration:	7 days
Term:	36 months	Estimated loss:	19.0%	Auction start date:	Mar-02-2010
				Auction end date:	Mar-09-2010

Starting lender yield:	34.00%	Starting borrower rate/APR:	35.00% / 37.73%	Starting monthly payment:	$67.85
Final lender yield:	34.00%	Final borrower rate/APR:	35.00% / 37.73%	Final monthly payment:	$67.85

Auction yield range:	17.05% - 34.00%	Estimated loss impact:	21.01%
Lender servicing fee:	1.00%	Estimated return:	12.99%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Aug-2000	Debt/Income ratio:	25%
Basic (1-10):	5	Inquiries last 6m:	3	Employment status:	Full-time employee
Enhanced (1-5):	2	Current / open credit lines:	15 / 11	Length of status:	9y 9m
Credit score:	620-639 (Feb-2010)	Total credit lines:	26	Occupation:	Other
Now delinquent:	1	Revolving credit balance:	$7,150	Stated income:	$25,000-$49,999
Amount delinquent:	$400	Bankcard utilization:	53%
Public records last 12m / 10y:	0/ 0	Homeownership:	No
Delinquencies in last 7y:	11
Screen name:	shykat79	Borrower's state:	Massachusetts	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	1 / 1	On-time:	17 ( 100% )	620-639 (Latest)
Principal borrowed:	$1,200.00	< mo. late:	0 ( 0% )	520-539 (Aug-2008)
Principal balance:	$783.72	1+ mo. late:	0 ( 0% )
Total payments billed:	17
Description
car help-pmts to be electronic
Purpose of loan:
2nd re-listing of this loan.? The previous one expired when it was 78% funded. I thank you all in advance for giving me this opportunity and for?taking a chance on me.

This loan will be used for?mechanical car repairs and to pay approximately $800.00 to a current Prosper Loan that I have been paying?monthly on time and electronically since Sept. 2008.

My financial situation:
I am a good candidate for this loan because?I make sure to pay all of my debts.?I have been at my full time?job for?10?years as of this coming June.??I do have a part time job?that I have been at for over 4 years, income not included in the amount on this listing.? My credit?was?fairly good up, but due?downfalls the past few years?it has dropped a little. My credit is slowly rising, even through the hard times I have always maintained payments, most if not all were on time.?To initially build?credit I started with credit cards but then got caught into that trap and ended up with more than needed.??Three years ago I joined a Debt Consolidation company to?assist me with clearing my credit cards & I have been with them since paying the monthly payment electronically, currently I am in the last year of payments with this company.?The credit cards are all closed, I gladly cut them up and to be on the program the cards have to be closed anyways.??Currently and even before?joining the Debt Consolidation for my credit cards, I have always paid them on time and always for a little more than the minimum that was due.??The?late payments that do?show on the credit profile?are payments that were late around the time I was setting up the consolidation.

Monthly Income:
Before Taxes: $3310.00 (FT)?and $208.00 (PT)?Total income for both: $3,518.00.
After Taxes: Total income for both is $2777.00.? This is my base pay and does not include bonus or shift differential that I get paid at my full time job, which actually is more but extra when applicable. On top of my before taxes amount, I make an additional $300 in hourly shift differential of my base pay rate.

I also have a 401K through my full time time job that has over $6,500.00 in it, please consider this "collateral".

Monthly expenses: $2,133.00
??Housing: $650.00
??Insurance: $90
??Car expenses: $315.00
??Utilities: $50?
??Phone, cable, internet: $200.00
??Food, entertainment: $100 (approximate)?
??Clothing, household expenses $120.00 (approximate)?
??Credit cards and other loans: $433.00 (credit management electronic pmt for my credit cards that I no longer have)??and $55.00 current loan
??Other expenses: $120.00 (gas and misc)?
Information in the Description is not verified.
Friends And Family Winning Bids
This member has no winning bids from friends and family.
Questions & Answers
Q: I notice your outstanding improvement on your credit score, congratulations! Can you give us insight as to your line of work? - Delta-Kilo-7K
A: Thank you for the congratulations! My primary (FT) work is at a Bank, I am a Team Leader (promoted to that position 6 months ago) of a group of 17 people in one of my Bank's Call Center. My group handles customer service through email. Besides being a leader for my group, I assist our Supervisor as well as handle escalated customer issues/resolutions. My part time job is at a small coffee shop serving coffee & donuts. (Mar-06-2010)
1 question & answer
Information in Questions and Answers is not verified
Winning Bids
Bidder	Amount Bid	Amount Winning	Bid Date (PT)

Bob450	$25.00	$25.00	3/2/2010 8:00:41 PM
retired272	$25.00	$25.00	3/4/2010 11:04:47 AM
Delta-Kilo-7K	$150.00	$150.00	3/6/2010 6:07:36 PM
LuvToLend	$25.00	$25.00	3/7/2010 12:45:56 PM
Mark-M	$25.00	$25.00	3/7/2010 9:35:40 PM
chameleon125	$50.00	$50.00	3/8/2010 7:20:43 AM
new-peso-concerto	$33.00	$33.00	3/8/2010 6:25:32 AM
brother_tam	$100.00	$100.00	3/8/2010 4:20:08 PM
innovator2	$50.00	$50.00	3/8/2010 8:41:32 PM
SolarMoonshine	$25.00	$25.00	3/8/2010 5:04:24 PM
wise-repayment-seeker	$25.00	$25.00	3/8/2010 5:05:50 PM
coasterman	$25.00	$25.00	3/8/2010 6:01:26 PM
penny-sergeant	$25.00	$25.00	3/8/2010 6:17:36 PM
GS-ROCK	$25.00	$25.00	3/9/2010 7:07:32 AM
Skeptical-one	$25.00	$25.00	3/9/2010 7:59:16 AM
micko	$25.00	$25.00	3/3/2010 4:10:11 PM
weezy22	$27.00	$27.00	3/5/2010 5:18:15 AM
helping-out	$250.00	$250.00	3/5/2010 8:20:22 PM
selector568	$50.00	$50.00	3/6/2010 6:13:18 PM
lucrative-loan	$200.00	$200.00	3/7/2010 5:42:14 PM
best-generosity-financier	$25.00	$25.00	3/8/2010 3:36:04 PM
cerebral-marketplace3	$25.00	$25.00	3/8/2010 3:41:33 PM
jgshinn	$25.00	$25.00	3/8/2010 4:41:30 PM
Ray3486	$25.00	$25.00	3/8/2010 5:48:11 PM
innovator2	$50.00	$37.51	3/8/2010 8:49:05 PM
GetLoan	$77.49	$77.49	3/9/2010 6:21:09 AM
autonomous-truth	$25.00	$25.00	3/8/2010 11:28:32 PM
DasMula	$50.00	$50.00	3/9/2010 8:11:29 AM
Fun54115	$25.00	$25.00	3/9/2010 7:21:57 AM
29 bids
Borrower Payment Dependent Notes Series 449096
This series of Notes was issued and sold upon the funding of the borrower loan #41161, which corresponds to this series of Notes. The following information pertains to the borrower loan.
Amount:	$4,000.00	Prosper Rating:	D	Auction Duration:	7 days
Term:	36 months	Estimated loss:	10.0%	Auction start date:	Mar-05-2010
				Auction end date:	Mar-09-2010

Starting lender yield:	27.54%	Starting borrower rate/APR:	28.54% / 30.90%	Starting monthly payment:	$166.62
Final lender yield:	25.25%	Final borrower rate/APR:	26.25% / 28.57%	Final monthly payment:	$161.70

Auction yield range:	11.04% - 27.54%	Estimated loss impact:	10.62%
Lender servicing fee:	1.00%	Estimated return:	14.63%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Feb-1999	Debt/Income ratio:	Self-employed (DTI Not Calculated)
Basic (1-10):	8	Inquiries last 6m:	0	Employment status:	Self-employed
Enhanced (1-5):	4	Current / open credit lines:	26 / 24	Length of status:	8y 2m
Credit score:	660-679 (Feb-2010)	Total credit lines:	61	Occupation:	Sales - Commission
Now delinquent:	0	Revolving credit balance:	$31,120	Stated income:	$100,000+
Amount delinquent:	$0	Bankcard utilization:	45%
Public records last 12m / 10y:	0/ 0	Homeownership:	Yes
Delinquencies in last 7y:	0
Screen name:	sd419	Borrower's state:	Virginia	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	1 / 1	On-time:	20 ( 100% )	660-679 (Latest)
Principal borrowed:	$15,000.00	< mo. late:	0 ( 0% )	680-699 (Jun-2008)
Principal balance:	$7,446.85	1+ mo. late:	0 ( 0% )
Total payments billed:	20
Description
Finishing the basement
Purpose of loan:
This loan will be used to?Finish our basement to have more room due to expecting twins in a couple months.

My financial situation:Make good money and not stretched to thin.
I am a good candidate for this loan because?I pay all my bills on time and have been with the same company for over 9 years now.

Monthly net income: $ 16,500

Monthly expenses: $ 11,300
??Housing: $3200
??Insurance: $1500
??Car expenses: $2000
??Utilities: $600
??Phone, cable, internet: $200
??Food, entertainment: $600
??Clothing, household expenses $500
??Credit cards and other loans: $1600
??Other expenses: $1100
Information in the Description is not verified.
Friends And Family Winning Bids
This member has no winning bids from friends and family.
Questions & Answers
This borrower has not publicly answered any questions from lenders.
Winning Bids
Bidder	Amount Bid	Amount Winning	Bid Date (PT)

sharpchicago	$25.00	$25.00	3/5/2010 4:45:06 PM
Jonb6919	$25.00	$25.00	3/5/2010 4:45:14 PM
Red_b17	$25.00	$25.00	3/5/2010 4:45:18 PM
seisen	$100.00	$100.00	3/5/2010 4:49:55 PM
AF-Chief	$28.00	$28.00	3/5/2010 4:50:03 PM
nrowland	$25.00	$25.00	3/5/2010 4:50:48 PM
rvfbroker	$25.00	$25.00	3/5/2010 4:51:07 PM
wise-extraordinary-loot	$25.00	$25.00	3/5/2010 4:45:03 PM
Streetfighter	$25.00	$25.00	3/5/2010 4:51:52 PM
steamboatgal	$25.00	$25.00	3/5/2010 4:52:14 PM
whynormal	$25.00	$25.00	3/5/2010 4:52:20 PM
valiant-liberty4	$25.00	$25.00	3/5/2010 4:52:30 PM
dollar-birdie	$25.00	$25.00	3/5/2010 4:53:01 PM
friendly-worth3	$25.00	$25.00	3/5/2010 4:54:22 PM
steely_dan34	$25.00	$25.00	3/5/2010 4:54:27 PM
burrito6	$25.00	$25.00	3/5/2010 4:54:29 PM
heavenly-justice9	$50.00	$50.00	3/5/2010 4:54:32 PM
mg6619	$25.00	$25.00	3/5/2010 4:54:35 PM
KandKLegacyInvestments	$25.00	$25.00	3/5/2010 4:49:01 PM
JustMee	$25.00	$25.00	3/5/2010 4:55:27 PM
social-conductor4	$25.00	$25.00	3/5/2010 4:49:29 PM
626457	$25.00	$25.00	3/5/2010 4:49:32 PM
supreme-hope	$25.00	$25.00	3/5/2010 4:49:39 PM
Kaj	$25.00	$25.00	3/5/2010 4:49:52 PM
autonomous-truth	$25.00	$25.00	3/5/2010 4:50:06 PM
investment-tempo	$25.00	$25.00	3/5/2010 4:50:18 PM
MicroL	$25.00	$25.00	3/5/2010 4:50:26 PM
direct-yield	$25.00	$25.00	3/5/2010 4:50:46 PM
meteoric-asset4	$25.00	$25.00	3/5/2010 4:50:54 PM
beezling	$52.00	$52.00	3/5/2010 4:50:57 PM
elegant-loot	$25.00	$25.00	3/5/2010 4:51:04 PM
kidsskipp	$25.00	$25.00	3/5/2010 4:51:50 PM
brother_tam	$50.00	$50.00	3/5/2010 4:52:04 PM
pkp121	$25.00	$25.00	3/5/2010 4:52:29 PM
TheYellowDart	$25.00	$25.00	3/5/2010 4:45:04 PM
klinebarger	$25.00	$25.00	3/5/2010 4:45:17 PM
deal-hickory5	$25.00	$25.00	3/5/2010 4:45:21 PM
zipemdown	$25.00	$25.00	3/5/2010 4:54:07 PM
bonFire8	$25.00	$25.00	3/5/2010 4:49:38 PM
GreenNotes	$28.42	$28.42	3/5/2010 4:50:27 PM
love_what_you_do	$25.00	$25.00	3/5/2010 4:50:37 PM
brutusbone	$25.00	$25.00	3/5/2010 4:51:16 PM
dime-neutron	$25.00	$25.00	3/5/2010 4:51:26 PM
traveler50	$25.00	$25.00	3/5/2010 4:51:41 PM
note-tent	$25.00	$25.00	3/5/2010 4:51:44 PM
intelligent-yield	$25.00	$25.00	3/5/2010 4:52:36 PM
108lender	$75.00	$75.00	3/5/2010 4:52:41 PM
yeti888	$25.00	$25.00	3/5/2010 4:53:30 PM
play_ultimate	$25.00	$25.00	3/5/2010 4:53:47 PM
helping-out	$25.00	$25.00	3/5/2010 4:54:01 PM
WalnutCreekguy	$25.00	$25.00	3/5/2010 4:54:04 PM
greenwell	$25.00	$25.00	3/5/2010 4:54:46 PM
UCLA4life	$25.00	$25.00	3/5/2010 5:10:28 PM
shawnw2	$50.00	$50.00	3/5/2010 5:06:04 PM
investment-daydream	$100.00	$100.00	3/5/2010 5:28:07 PM
grnii78	$150.00	$150.00	3/5/2010 8:14:14 PM
foothillender	$25.00	$25.00	3/6/2010 8:09:37 AM
Bob450	$50.00	$50.00	3/5/2010 8:34:25 PM
LuvToLend	$25.00	$25.00	3/7/2010 12:51:34 PM
integrity-doctor	$50.00	$50.00	3/6/2010 9:01:31 PM
webfeet	$25.00	$25.00	3/8/2010 9:55:04 AM
Dr_M	$25.00	$25.00	3/5/2010 4:45:16 PM
tsg2007	$25.00	$25.00	3/5/2010 4:45:25 PM
Auburnmist	$25.00	$25.00	3/5/2010 4:45:40 PM
desertoasis	$50.00	$50.00	3/5/2010 4:50:09 PM
charming-dime	$25.00	$25.00	3/5/2010 4:50:28 PM
SBT	$25.00	$25.00	3/5/2010 4:50:31 PM
IIP77	$25.00	$25.00	3/5/2010 4:50:53 PM
GrooveBiz	$50.00	$50.00	3/5/2010 4:51:47 PM
mtandb	$25.00	$25.00	3/5/2010 4:51:54 PM
fareast_man	$25.00	$25.00	3/5/2010 4:51:58 PM
munoz44	$25.00	$25.00	3/5/2010 4:52:45 PM
asset-professor	$25.00	$25.00	3/5/2010 4:54:38 PM
murlirao2002	$25.00	$25.00	3/5/2010 4:49:36 PM
PaulHenry	$25.00	$25.00	3/5/2010 4:50:29 PM
MARWARISETH	$25.00	$25.00	3/5/2010 4:50:55 PM
johnayan	$25.00	$25.00	3/5/2010 4:51:03 PM
balanced-balance6	$25.00	$25.00	3/5/2010 4:51:10 PM
rpatusa	$25.00	$25.00	3/5/2010 4:51:13 PM
Havana21	$50.00	$50.00	3/5/2010 4:51:30 PM
halothane_logic	$25.00	$25.00	3/5/2010 4:51:48 PM
dedicated-diversification5	$100.00	$100.00	3/5/2010 4:52:09 PM
Artist_Blue	$25.00	$25.00	3/5/2010 4:52:25 PM
mizon291	$50.00	$50.00	3/5/2010 4:52:31 PM
ZTA0796	$25.00	$25.00	3/5/2010 4:52:35 PM
deal-dojo	$25.00	$25.00	3/5/2010 4:45:05 PM
the-silver-blaster	$25.00	$25.00	3/5/2010 4:45:19 PM
jlr613	$25.00	$25.00	3/5/2010 4:52:44 PM
bountiful-bazaar	$25.00	$25.00	3/5/2010 4:52:50 PM
aggresive-nickel2	$25.00	$25.00	3/5/2010 4:45:24 PM
flipnsf	$25.00	$25.00	3/5/2010 4:53:16 PM
Speculator	$100.00	$100.00	3/5/2010 4:45:45 PM
jonbozeman	$25.00	$25.00	3/5/2010 4:53:46 PM
randsenterprise	$25.00	$25.00	3/5/2010 4:53:53 PM
natural-greenback6	$25.00	$25.00	3/5/2010 4:54:20 PM
oldmora	$25.00	$25.00	3/5/2010 4:50:02 PM
Banker7371	$25.00	$25.00	3/5/2010 4:50:21 PM
w3alter	$50.00	$50.00	3/5/2010 4:50:34 PM
rolo12	$50.00	$50.00	3/5/2010 4:51:24 PM
moola-man	$25.00	$25.00	3/5/2010 4:52:17 PM
Trimalchio12	$25.00	$25.00	3/5/2010 4:52:46 PM
martinnc	$25.00	$25.00	3/5/2010 4:53:05 PM
greatwhiteninja	$25.00	$25.00	3/5/2010 4:54:25 PM
skuba	$25.00	$20.98	3/5/2010 4:54:47 PM
Aberdeen	$350.00	$350.00	3/5/2010 5:13:49 PM
grnii78	$128.02	$128.02	3/5/2010 8:14:53 PM
tashara	$25.00	$25.00	3/7/2010 11:52:59 AM
gabrielcharlie	$25.00	$25.00	3/8/2010 3:17:04 PM
Helping-One-Another	$25.00	$25.00	3/8/2010 5:54:51 PM
dollardave	$67.58	$67.58	3/9/2010 10:19:51 AM
110 bids
Borrower Payment Dependent Notes Series 447297
This series of Notes was issued and sold upon the funding of the borrower loan #41149, which corresponds to this series of Notes. The following information pertains to the borrower loan.
Amount:	$1,000.00	Prosper Rating:	C	Auction Duration:	7 days
Term:	36 months	Estimated loss:	6.5%	Auction start date:	Feb-22-2010
				Auction end date:	Mar-01-2010

Starting lender yield:	20.07%	Starting borrower rate/APR:	21.07% / 24.88%	Starting monthly payment:	$37.71
Final lender yield:	15.86%	Final borrower rate/APR:	16.86% / 20.57%	Final monthly payment:	$35.58

Auction yield range:	8.05% - 20.07%	Estimated loss impact:	6.86%
Lender servicing fee:	1.00%	Estimated return:	9.00%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Nov-1979	Debt/Income ratio:	3%
Basic (1-10):	9	Inquiries last 6m:	0	Employment status:	Full-time employee
Enhanced (1-5):	5	Current / open credit lines:	2 / 2	Length of status:	16y 5m
Credit score:	680-699 (Feb-2010)	Total credit lines:	6	Occupation:	Teacher
Now delinquent:	2	Revolving credit balance:	$293	Stated income:	$25,000-$49,999
Amount delinquent:	$3,717	Bankcard utilization:	5%
Public records last 12m / 10y:	0/ 0	Homeownership:	No
Delinquencies in last 7y:	14
Screen name:	magnitude9	Borrower's state:	DistrictOfColumbia	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Restore cash flow from snow days
Purpose of loan:
This loan will be used to? replace teaching income lost during the recent East Coast snow storms.

My financial situation:
I am a good candidate for this loan because? I will make up this lost income during the spring and will begin receiving additional income from Social Security benefits beginning March 10, 2010.

Monthly net income: $ 1551.00 from teaching; $1219.00 from Social Security, beginning March 10, 2010

Monthly expenses: $?
??Housing: $ 977.00
??Insurance: $ 241.28
??Car expenses: $
??Utilities: $
??Phone, cable, internet: $
??Food, entertainment: $
??Clothing, household expenses $
??Credit cards and other loans: $
??Other expenses: $
Information in the Description is not verified.
Friends And Family Winning Bids
This member has no winning bids from friends and family.
Questions & Answers
Q: I'm already disappointed to find 2 of my borrowers here at Prosper late after just over 3 months as a lender. Will you say that you will pay back this loan no matter what especially because most of us are real people and not faceless corporations? - Toastmaster007
A: Dear Toastmaster007, I am sorry to hear that this has happened to you. I feel that all loans should be repayed, as agreed, whether they were made my individuals or corporations. I do hope that your experience will not discourage others from participating in a program that could be of benefit to both borrowers and lenders. (Feb-25-2010)
Q: Dear Borrower: Can you explain this ding on your credit report Amount delinquent:$3,717 2 Items Thanks - euro-jet
A: Dear Euro-Jet, I do not have a current copy of my credit report. However, this might be a reference to a charged-off Bank of America Visa Card from the 1990s. When I was unable to make payments, additional interest, penalties and charges accrued. For the last three years, I have been making payments of $30.00-$45.00 per month to the Law Offices of Larry Roach in Copley, Ohio. (Feb-26-2010)
2 question & answer
Information in Questions and Answers is not verified
Winning Bids
Bidder	Amount Bid	Amount Winning	Bid Date (PT)

iflyforfun	$25.00	$25.00	2/22/2010 5:17:46 PM
maricel10	$50.00	$50.00	2/26/2010 3:20:23 AM
Mr_Kensington	$25.00	$25.00	2/26/2010 11:13:31 AM
CaliforniaSun	$25.00	$25.00	2/26/2010 2:34:00 PM
fanatix	$50.00	$50.00	2/27/2010 8:36:43 AM
redrose1518	$25.00	$25.00	2/27/2010 7:01:16 AM
lender12345	$25.00	$25.00	2/28/2010 7:12:08 PM
foxy-community	$28.08	$28.08	3/1/2010 11:39:47 AM
dpries123	$25.00	$25.00	3/1/2010 7:13:22 AM
bold-direct-asset	$50.00	$50.00	3/1/2010 1:09:42 PM
serene-capital	$25.00	$25.00	3/1/2010 9:36:38 AM
FOFagent1	$125.00	$86.92	3/1/2010 1:40:34 PM
steady-dime	$25.00	$25.00	3/1/2010 3:27:53 PM
the-profit-oracle	$25.00	$25.00	3/1/2010 3:41:43 PM
Engineer44	$25.00	$25.00	3/1/2010 4:03:48 PM
GS-ROCK	$25.00	$25.00	2/23/2010 7:45:16 AM
marwadi-62	$25.00	$25.00	2/23/2010 10:15:56 AM
stephen_c01	$25.00	$25.00	2/25/2010 3:06:29 PM
BigMac1953	$25.00	$25.00	2/26/2010 12:41:15 PM
Stingray8a	$25.00	$25.00	2/27/2010 10:48:45 AM
glenium	$25.00	$25.00	3/1/2010 2:58:58 AM
rupee-kung-fu7	$25.00	$25.00	2/28/2010 2:25:04 PM
kingston1	$25.00	$25.00	2/28/2010 10:52:37 PM
ColoradoBanker	$30.00	$30.00	2/28/2010 8:54:22 PM
loan-adventurer7	$30.00	$30.00	3/1/2010 10:25:52 AM
dorypro	$25.00	$25.00	3/1/2010 3:36:55 PM
ultimate-peace	$100.00	$100.00	3/1/2010 4:03:57 PM
dogbait	$50.00	$50.00	3/1/2010 2:09:41 PM
Joshua_E	$25.00	$25.00	3/1/2010 2:31:43 PM
enthusiastic-point	$25.00	$25.00	3/1/2010 3:29:34 PM
30 bids
Borrower Payment Dependent Notes Series 447411
This series of Notes was issued and sold upon the funding of the borrower loan #41152, which corresponds to this series of Notes. The following information pertains to the borrower loan.
Amount:	$2,800.00	Prosper Rating:	E	Auction Duration:	7 days
Term:	36 months	Estimated loss:	14.7%	Auction start date:	Feb-22-2010
				Auction end date:	Mar-01-2010

Starting lender yield:	30.00%	Starting borrower rate/APR:	31.00% / 33.39%	Starting monthly payment:	$120.40
Final lender yield:	27.50%	Final borrower rate/APR:	28.50% / 30.86%	Final monthly payment:	$116.58

Auction yield range:	14.05% - 30.00%	Estimated loss impact:	15.95%
Lender servicing fee:	1.00%	Estimated return:	11.55%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Sep-1998	Debt/Income ratio:	15%
Basic (1-10):	10	Inquiries last 6m:	0	Employment status:	Full-time employee
Enhanced (1-5):	5	Current / open credit lines:	18 / 18	Length of status:	0y 2m
Credit score:	600-619 (Feb-2010)	Total credit lines:	40	Occupation:	Professional
Now delinquent:	0	Revolving credit balance:	$14,424	Stated income:	$50,000-$74,999
Amount delinquent:	$0	Bankcard utilization:	50%
Public records last 12m / 10y:	0/ 0	Homeownership:	No
Delinquencies in last 7y:	21
Screen name:	jbblacker	Borrower's state:	California	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	0 / 1	On-time:	26 ( 100% )	600-619 (Latest)
Principal borrowed:	$3,500.00	< mo. late:	0 ( 0% )	620-639 (Nov-2009) 640-659 (Sep-2008) 600-619 (Nov-2007) 560-579 (Feb-2007)
Principal balance:	$0.00	1+ mo. late:	0 ( 0% )
Total payments billed:	26
Description
Auto down payment
About Me:

I'm a 31 yr old Finance professional, who just landed a new job 10 weeks ago after being laid off for over a year.

Now with my stable work with a good hourly wage and and discretionary bonus, I need to get purchase a vehicle to get me to/from work.? So far, I've been lucky to have great friends who have lent me their cars until I could get some income coming in.

What the loan is for:

I will be using the loan as a decent down payment for a used vehicle.? I am looking to purchase something in the $20,000 range.? A car that has some (but not a lot) of miles on it, preferably certified, pre-owned with a warranty.? I will use the $2800 from this loan, plus another $1000 I have saved over the last 10 weeks to make a 20% down payment.?

How I will repay the loan:

Payments for this loan are well within my budget.? The payments for this loan will be $120/month.? And the remaining car loan payment will be roughly $300/month.

In
??? Full-time Job:? $4000/ month (after taxes)

Out
????Rent- $850.00 ??? This loan + Car loan = $420.00 ??????????????? ??? Estimate Car Insurance- $80.00 ??????????????? ????Utilities- $250.00 (electric, phones, cable, internet, etc.)?????????????????????Groceries- $120.00????Savings- $300.00 (includes money for daily living, gas for cars, etc.)?????Student Loans: $480.00????Monthly Total: ?$2500.00

Information in the Description is not verified.
Friends And Family Winning Bids
This member has no winning bids from friends and family.
Questions & Answers
Q: I like that you paid off your previous loan with no lates, etc., but please address the delinquencies shown on your listing. Please answer publicly. Thanks, and congratulations on the new job. - tigercat
A: Thanks for the good words. As for the delinquencies, all of them stem from poor decisions right after graduating college about 5 years ago. I took on some excessive auto and credit card debt right after graduating with the promise from family that they would help pay down those purchases over the following months. Well, they backed out and unfortunately my entry-level salary wasn't enough to cover my bills and payments. A couple years later now, I am back on track to financial freedom. Thx. (Feb-24-2010)
1 question & answer
Information in Questions and Answers is not verified
Winning Bids
Bidder	Amount Bid	Amount Winning	Bid Date (PT)

brondero	$25.00	$25.00	2/27/2010 5:10:33 PM
Kash2010lu	$50.00	$50.00	2/27/2010 9:34:38 AM
dudebrah	$25.00	$25.00	2/28/2010 6:08:33 PM
Leshan	$50.00	$50.00	3/1/2010 10:29:09 AM
WeshaTheLeopard	$25.00	$25.00	2/28/2010 10:30:01 PM
penny-surgeon	$25.00	$25.00	3/1/2010 12:46:55 AM
twjh	$25.00	$25.00	3/1/2010 6:45:32 AM
heritage_loans	$30.00	$30.00	3/1/2010 6:53:24 AM
martymaniaman	$50.00	$50.00	3/1/2010 6:22:33 AM
Bobusa	$25.00	$25.00	3/1/2010 12:50:57 PM
oreyedoc	$25.00	$25.00	3/1/2010 8:19:04 AM
jpblan11	$44.02	$44.02	3/1/2010 3:16:51 PM
realtormoises	$25.00	$25.00	3/1/2010 11:17:41 AM
return-grizzly	$100.00	$100.00	3/1/2010 11:24:48 AM
113121	$50.00	$50.00	3/1/2010 1:24:10 PM
piter-to-la-investment	$25.00	$25.00	3/1/2010 12:13:52 PM
lucrative-transparency0	$100.00	$100.00	3/1/2010 2:08:50 PM
good4loan	$25.00	$25.00	3/1/2010 2:13:32 PM
dorypro	$50.00	$50.00	3/1/2010 3:34:10 PM
Engineer44	$25.00	$25.00	3/1/2010 4:04:59 PM
what_goes_around	$25.00	$25.00	2/22/2010 10:02:07 PM
Unitas4302	$100.00	$100.00	2/23/2010 4:32:13 AM
impala6464	$75.00	$75.00	2/25/2010 6:51:05 PM
us957165	$25.00	$25.00	2/26/2010 1:30:30 PM
allbalooboy2	$25.00	$25.00	2/26/2010 8:12:58 PM
mrxtravis	$131.55	$131.55	2/27/2010 12:22:17 PM
G-Love	$200.00	$200.00	2/28/2010 7:08:59 PM
Aberdeen	$350.00	$350.00	2/28/2010 6:07:08 PM
us957165	$25.00	$25.00	2/28/2010 7:08:23 PM
twjh	$25.00	$25.00	3/1/2010 6:45:27 AM
113121	$100.00	$100.00	3/1/2010 6:45:43 AM
reflective-rupee	$25.00	$25.00	3/1/2010 1:03:14 PM
BDS	$36.20	$36.20	3/1/2010 8:59:03 AM
ALFLoan	$25.00	$25.00	3/1/2010 3:41:09 PM
ore-dojo	$25.00	$25.00	3/1/2010 4:02:33 PM
lucrative-loan	$200.00	$17.69	3/1/2010 11:51:22 AM
credit-coach118	$35.00	$35.00	3/1/2010 12:02:39 PM
113121	$75.00	$75.00	3/1/2010 1:44:04 PM
nshabani6	$25.00	$25.00	3/1/2010 1:11:26 PM
DasMula	$25.00	$25.00	3/1/2010 3:02:26 PM
fireferd	$30.54	$30.54	3/1/2010 2:38:43 PM
ultimate-peace	$600.00	$600.00	3/1/2010 4:02:00 PM
42 bids
Borrower Payment Dependent Notes Series 447413
This series of Notes was issued and sold upon the funding of the borrower loan #41123, which corresponds to this series of Notes. The following information pertains to the borrower loan.
Amount:	$3,500.00	Prosper Rating:	AA	Auction Duration:	7 days
Term:	36 months	Estimated loss:	0.6%	Auction start date:	Feb-22-2010
				Auction end date:	Mar-01-2010

Starting lender yield:	6.14%	Starting borrower rate/APR:	7.14% / 7.48%	Starting monthly payment:	$108.29
Final lender yield:	6.10%	Final borrower rate/APR:	7.10% / 7.44%	Final monthly payment:	$108.23

Auction yield range:	3.05% - 6.14%	Estimated loss impact:	0.60%
Lender servicing fee:	1.00%	Estimated return:	5.50%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Mar-1976	Debt/Income ratio:	15%
Basic (1-10):	10	Inquiries last 6m:	1	Employment status:	Full-time employee
Enhanced (1-5):	5	Current / open credit lines:	15 / 15	Length of status:	20y 1m
Credit score:	800-819 (Feb-2010)	Total credit lines:	34	Occupation:	Professional
Now delinquent:	0	Revolving credit balance:	$21,964	Stated income:	$75,000-$99,999
Amount delinquent:	$0	Bankcard utilization:	28%
Public records last 12m / 10y:	0/ 0	Homeownership:	Yes
Delinquencies in last 7y:	0
Screen name:	economy-honker	Borrower's state:	NewJersey	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Paying off credit card debt
Purpose of loan:
This loan will be used to? pay off a credit card whose interest rate has been nearly doubled.

My financial situation:
I am a good candidate for this loan because? I'm a fully employed, responsible person who pays his bills on time.
Information in the Description is not verified.
Friends And Family Winning Bids
This member has no winning bids from friends and family.
Questions & Answers
This borrower has not publicly answered any questions from lenders.
Winning Bids
Bidder	Amount Bid	Amount Winning	Bid Date (PT)

kenji4861	$25.00	$25.00	2/22/2010 4:24:06 PM
swiftsoul	$25.00	$25.00	2/22/2010 4:21:37 PM
skuba	$50.00	$50.00	2/22/2010 4:29:20 PM
kulender	$25.00	$25.00	2/22/2010 4:33:25 PM
jeffpac	$55.00	$55.00	2/22/2010 4:35:22 PM
turbospeed	$25.00	$25.00	2/22/2010 4:34:06 PM
ddibernardo	$25.00	$25.00	2/22/2010 4:37:19 PM
keyfig	$50.00	$50.00	2/22/2010 4:35:52 PM
forthright-dedication	$25.00	$25.00	2/22/2010 4:36:19 PM
doobieBear	$25.00	$25.00	2/22/2010 4:48:14 PM
JJS180	$25.00	$25.00	2/22/2010 4:51:53 PM
Kaj	$25.00	$25.00	2/22/2010 4:54:52 PM
bchen78875	$50.00	$50.00	2/22/2010 4:54:23 PM
Cai8899	$75.00	$75.00	2/22/2010 4:54:29 PM
heavenly-justice9	$100.00	$99.29	2/22/2010 4:55:20 PM
blissful-note7	$25.00	$25.00	2/22/2010 4:57:47 PM
surfsider123	$25.00	$25.00	2/23/2010 9:52:58 AM
vestquid	$25.00	$25.00	2/23/2010 11:36:23 AM
dontscrewmeover1	$25.00	$25.00	2/23/2010 6:35:32 PM
selector568	$500.00	$500.00	2/24/2010 11:15:53 AM
surfsider123	$25.00	$25.00	2/25/2010 11:29:31 AM
The-Lighthouse-Group	$25.00	$25.00	2/25/2010 7:04:08 PM
Dollars4Rent	$25.00	$25.00	2/25/2010 7:52:42 PM
smarva	$25.00	$25.00	2/26/2010 7:05:49 AM
suzanny	$25.00	$25.00	2/26/2010 8:28:56 AM
Earn_money	$25.00	$25.00	2/26/2010 10:33:16 AM
icanhelpyouout	$30.00	$30.00	2/26/2010 3:27:34 PM
frankandirene	$25.00	$25.00	2/27/2010 8:31:46 AM
Whit021	$30.00	$30.00	2/27/2010 1:57:10 PM
tokyopete23	$25.00	$25.00	2/27/2010 8:20:17 PM
LovinMe	$25.00	$25.00	2/27/2010 4:11:25 PM
theskippy	$25.00	$25.00	2/28/2010 6:43:28 AM
ivar	$25.00	$25.00	2/28/2010 11:51:25 AM
Share-the-wealth	$200.00	$200.00	2/28/2010 12:02:43 PM
e3oM	$60.00	$60.00	3/1/2010 9:06:27 AM
webfeet	$25.00	$25.00	3/1/2010 9:28:56 AM
nbah123	$50.00	$50.00	2/28/2010 7:04:50 PM
AsianDragon	$75.00	$75.00	3/1/2010 8:25:31 AM
SchaeferJ	$25.00	$25.00	3/1/2010 10:31:38 AM
wwwUniversal	$25.00	$25.00	3/1/2010 2:47:15 PM
lean-velocity	$25.00	$25.00	2/22/2010 4:24:12 PM
dollar-birdie	$50.00	$50.00	2/22/2010 4:29:05 PM
micko	$25.00	$25.00	2/22/2010 4:33:55 PM
Cr_Sunset	$25.00	$25.00	2/22/2010 4:36:26 PM
Eagledrop	$25.00	$25.00	2/22/2010 4:37:03 PM
VBAces	$75.00	$75.00	2/22/2010 4:46:16 PM
buckyhead2000	$25.00	$25.00	2/22/2010 4:45:14 PM
Cheburashka	$30.00	$30.00	2/22/2010 4:49:08 PM
sas19	$25.00	$25.00	2/22/2010 4:49:38 PM
zyztemboy	$25.00	$25.00	2/22/2010 4:48:50 PM
superchicken	$25.00	$25.00	2/22/2010 4:49:27 PM
bds9646	$26.00	$26.00	2/22/2010 4:52:20 PM
credit-coach118	$40.00	$40.00	2/22/2010 4:50:16 PM
personal-lender	$25.00	$25.00	2/22/2010 4:54:17 PM
delicious-social132	$40.00	$40.00	2/22/2010 4:54:36 PM
friendly-worth3	$25.00	$25.00	2/22/2010 4:54:49 PM
Havana21	$50.00	$50.00	2/22/2010 4:54:56 PM
don8ter	$60.00	$60.00	2/22/2010 4:55:10 PM
red-favorable-basis	$25.00	$25.00	2/22/2010 4:55:14 PM
lloyd_s	$25.00	$25.00	2/22/2010 4:54:16 PM
bowdish1	$100.00	$100.00	2/22/2010 4:54:40 PM
HHP	$25.00	$25.00	2/22/2010 4:55:01 PM
julijask	$35.00	$35.00	2/22/2010 5:18:27 PM
RandyL3	$50.00	$50.00	2/22/2010 5:21:51 PM
axelducheck	$25.00	$25.00	2/23/2010 2:17:50 PM
cloud8	$40.00	$40.00	2/24/2010 12:30:33 PM
Earn_money	$25.00	$25.00	2/25/2010 9:48:37 AM
Dollars4Rent	$25.00	$25.00	2/25/2010 7:52:27 PM
justin323	$25.00	$25.00	2/26/2010 3:29:25 AM
HappyToLoan	$25.00	$25.00	2/26/2010 6:20:36 AM
RichDadPoorDad	$25.00	$25.00	2/26/2010 11:37:45 AM
swissbanker	$50.00	$50.00	2/26/2010 7:06:29 AM
BankofBeth	$25.00	$25.00	2/26/2010 8:48:57 AM
beachfunder	$25.00	$25.00	2/26/2010 2:01:37 PM
GlenBank30	$50.00	$50.00	2/28/2010 8:10:03 AM
tomjac2000	$25.00	$25.00	2/28/2010 4:00:19 PM
MrSolution	$50.00	$50.00	2/28/2010 4:42:02 PM
YummiBear	$25.00	$25.00	2/28/2010 8:13:31 PM
bonus-adventure3	$25.00	$25.00	2/28/2010 8:32:29 PM
IceFisherman	$29.71	$29.71	3/1/2010 10:31:50 AM
webwesen	$50.00	$50.00	3/1/2010 10:11:47 AM
LendTime	$50.00	$50.00	3/1/2010 3:24:56 PM
woolfarm	$25.00	$25.00	3/1/2010 3:01:55 PM
83 bids
Borrower Payment Dependent Notes Series 447451
This series of Notes was issued and sold upon the funding of the borrower loan #41115, which corresponds to this series of Notes. The following information pertains to the borrower loan.
Amount:	$1,000.00	Prosper Rating:	C	Auction Duration:	7 days
Term:	36 months	Estimated loss:	6.5%	Auction start date:	Feb-22-2010
				Auction end date:	Mar-01-2010

Starting lender yield:	20.07%	Starting borrower rate/APR:	21.07% / 24.88%	Starting monthly payment:	$37.71
Final lender yield:	17.00%	Final borrower rate/APR:	18.00% / 21.74%	Final monthly payment:	$36.15

Auction yield range:	8.05% - 20.07%	Estimated loss impact:	6.89%
Lender servicing fee:	1.00%	Estimated return:	10.11%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Oct-1998	Debt/Income ratio:	2%
Basic (1-10):	9	Inquiries last 6m:	0	Employment status:	Full-time employee
Enhanced (1-5):	3	Current / open credit lines:	1 / 1	Length of status:	0y 1m
Credit score:	640-659 (Jan-2010)	Total credit lines:	4	Occupation:	Other
Now delinquent:	0	Revolving credit balance:	$506	Stated income:	$25,000-$49,999
Amount delinquent:	$0	Bankcard utilization:	101%
Public records last 12m / 10y:	0/ 0	Homeownership:	No
Delinquencies in last 7y:	0
Screen name:	invincible-hope1	Borrower's state:	Washington	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Paying Back Rent
Purpose of loan:
This loan will be used to? pay back rent pay to get back to even.? For the first time in my renting life, I was forced to miss payment on rent because I simply didn't have the funds at the time.? This will allow me to make good on this debt to my landlords and remove the immediate weight and pressure hanging over my head as I start again as a contributing member of society.? My landlords are good people and are put in an unfortunate situation with this.? This loan would be the speediest and most beneficial solution for everyone involved.

My financial situation:
I am a good candidate for this loan because? I am back in a solid working environment with a Fortune 100 company that isn't disappearing any time soon.? This is a long-term opportunity that will allow me to pay this debt down relatively quickly.

Monthly net income: ~$2350

Monthly expenses: $1480
??Housing: $1070
??Insurance: $41
??Car expenses: $
??Utilities: $24
??Phone, cable, internet: $95
??Food, entertainment: $150
??Clothing, household expenses $50
??Credit cards and other loans: $25
??Other expenses: $25
Information in the Description is not verified.
Friends And Family Winning Bids
This member has no winning bids from friends and family.
Questions & Answers
Q: Hi. Your numbers look good. But why did you miss paying your rent? - JaceSpade
A: I was on unemployment and working part-time as an independent contractor at the time. My unemployment ended just as I accepted a full-time contract position with an Internet company. I paid off some medical bills at the time and the contract position was unexpectedly canceled after a month. That left me in the lurch when it came time for the rent. (Feb-24-2010)
Q: What is your occupation? Can you tell us the name of the company you work for? Please answer publicly. - mrbalboa
A: I work in marketing and customer care. I don't mean to be too coy but I feel uncomfortable saying the name of the company. I will say that it is the largest purveyor of the beverage most associated with Seattle. (Feb-24-2010)
2 question & answer
Information in Questions and Answers is not verified
Winning Bids
Bidder	Amount Bid	Amount Winning	Bid Date (PT)

CashBank	$25.00	$25.00	2/26/2010 8:39:02 AM
wizard750	$30.00	$30.00	2/26/2010 7:36:19 AM
marwadi-62	$50.00	$50.00	2/26/2010 10:20:21 AM
grammaspurse	$25.00	$25.00	2/26/2010 2:13:26 PM
five-star-note	$35.00	$35.00	2/26/2010 12:43:33 PM
gilbrear	$25.00	$25.00	2/26/2010 4:41:20 PM
bball_bandit	$25.00	$25.00	2/26/2010 7:21:57 PM
PrepWonder	$25.00	$25.00	2/26/2010 8:39:03 PM
PotBellyPete	$35.00	$35.00	3/1/2010 9:01:35 AM
ColoradoBanker	$25.00	$25.00	2/28/2010 8:56:27 PM
glenium	$25.00	$25.00	3/1/2010 2:59:40 AM
Pu239	$50.00	$50.00	3/1/2010 9:03:27 AM
iflyforfun	$25.00	$25.00	3/1/2010 2:57:01 PM
jybank	$25.00	$25.00	3/1/2010 12:47:25 PM
semi0tical	$25.00	$25.00	3/1/2010 2:15:50 PM
DasMula	$25.00	$25.00	3/1/2010 3:27:30 PM
the-profit-oracle	$25.00	$25.00	3/1/2010 3:42:20 PM
arkleseizure	$25.00	$25.00	3/1/2010 3:16:22 PM
investment-cluster	$25.00	$25.00	3/1/2010 3:54:14 PM
isfahanian	$47.73	$20.00	2/25/2010 10:14:19 AM
jpollar	$50.00	$50.00	2/25/2010 12:26:30 PM
brondero	$50.00	$50.00	2/25/2010 4:14:36 PM
JaceSpade	$25.00	$25.00	2/25/2010 9:09:57 PM
LendToCause	$25.00	$25.00	2/28/2010 1:57:49 PM
ValleyBHC	$25.00	$25.00	3/1/2010 8:01:09 AM
kingston1	$25.00	$25.00	2/28/2010 10:54:16 PM
ultimate-peace	$100.00	$100.00	3/1/2010 2:53:54 PM
wwwUniversal	$25.00	$25.00	3/1/2010 3:38:50 PM
careful-penny	$50.00	$50.00	3/1/2010 10:59:51 AM
asya	$30.00	$30.00	3/1/2010 1:12:59 PM
steady-dime	$25.00	$25.00	3/1/2010 3:28:17 PM
31 bids
Borrower Payment Dependent Notes Series 447865
This series of Notes was issued and sold upon the funding of the borrower loan #41124, which corresponds to this series of Notes. The following information pertains to the borrower loan.
Amount:	$12,000.00	Prosper Rating:	B	Auction Duration:	7 days
Term:	36 months	Estimated loss:	5.0%	Auction start date:	Feb-23-2010
				Auction end date:	Mar-01-2010

Starting lender yield:	14.04%	Starting borrower rate/APR:	15.04% / 17.21%	Starting monthly payment:	$416.22
Final lender yield:	13.85%	Final borrower rate/APR:	14.85% / 17.02%	Final monthly payment:	$415.10

Auction yield range:	6.05% - 14.04%	Estimated loss impact:	5.23%
Lender servicing fee:	1.00%	Estimated return:	8.62%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Sep-1985	Debt/Income ratio:	57%
Basic (1-10):	8	Inquiries last 6m:	0	Employment status:	Full-time employee
Enhanced (1-5):	4	Current / open credit lines:	20 / 17	Length of status:	27y 0m
Credit score:	760-779 (Feb-2010)	Total credit lines:	40	Occupation:	Professional
Now delinquent:	0	Revolving credit balance:	$132,152	Stated income:	$100,000+
Amount delinquent:	$0	Bankcard utilization:	86%
Public records last 12m / 10y:	0/ 0	Homeownership:	Yes
Delinquencies in last 7y:	0
Screen name:	order-blueberry	Borrower's state:	Missouri	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Business expansion 2010
Purpose of loan:
This loan will be used to bring on new sales reps to market a insurance policy now availble in my state.

My financial situation:
I am a good candidate for this loan because I have alwasy paid my bills on time. This will help with expansion of my business.
Information in the Description is not verified.
Friends And Family Winning Bids
This member has no winning bids from friends and family.
Questions & Answers
This borrower has not publicly answered any questions from lenders.
Winning Bids
Bidder	Amount Bid	Amount Winning	Bid Date (PT)

micko	$25.00	$25.00	2/23/2010 4:36:11 PM
peerlender	$30.00	$30.00	2/23/2010 4:37:52 PM
bowdish1	$100.00	$100.00	2/23/2010 4:38:01 PM
Havana21	$50.00	$50.00	2/23/2010 4:38:07 PM
HHP	$25.00	$25.00	2/23/2010 4:38:10 PM
asset-professor	$75.00	$75.00	2/23/2010 4:38:15 PM
inspired-contract9	$25.00	$25.00	2/23/2010 4:38:37 PM
gavinfh	$25.00	$25.00	2/23/2010 4:42:07 PM
integrity-doctor	$50.00	$50.00	2/23/2010 4:42:34 PM
jdrez	$25.00	$25.00	2/23/2010 4:43:29 PM
intently	$25.00	$25.00	2/23/2010 4:35:42 PM
income-excellence1	$25.00	$25.00	2/23/2010 4:43:50 PM
kindness-percolator5	$25.00	$25.00	2/23/2010 4:44:30 PM
BigBoy2008	$25.00	$25.00	2/23/2010 4:45:13 PM
flexible-value	$26.00	$26.00	2/23/2010 4:45:26 PM
lloyd_s	$25.00	$25.00	2/23/2010 4:45:37 PM
reward-motion	$25.00	$25.00	2/23/2010 4:36:00 PM
compassion-bauble4	$25.00	$25.00	2/23/2010 4:45:58 PM
gjh37	$25.00	$25.00	2/23/2010 4:46:04 PM
tallmon	$25.00	$25.00	2/23/2010 4:46:08 PM
gethsemane4	$25.00	$25.00	2/23/2010 4:46:21 PM
important-ore	$50.00	$50.00	2/23/2010 4:46:24 PM
bold-bright-currency	$25.00	$25.00	2/23/2010 4:46:34 PM
impeccable-transparency	$75.00	$75.00	2/23/2010 4:46:40 PM
paymentologist	$25.00	$25.00	2/23/2010 4:46:49 PM
tom48l	$25.00	$25.00	2/23/2010 4:47:12 PM
theprince	$25.00	$25.00	2/23/2010 4:47:55 PM
Chuck9802	$25.00	$25.00	2/23/2010 4:57:07 PM
bchen78875	$25.00	$25.00	2/23/2010 4:38:00 PM
boomb442	$25.00	$25.00	2/23/2010 4:57:15 PM
rsb906	$25.00	$25.00	2/23/2010 4:57:18 PM
The_Lending_Muscle	$50.00	$50.00	2/23/2010 4:57:40 PM
CarlC	$25.00	$25.00	2/23/2010 4:57:49 PM
kmr2	$200.00	$200.00	2/23/2010 4:38:22 PM
Purposeful	$100.00	$100.00	2/23/2010 4:58:07 PM
dime-beeper	$30.00	$30.00	2/23/2010 4:58:17 PM
kbodendorf	$25.00	$25.00	2/23/2010 4:38:33 PM
Lokinar	$25.00	$25.00	2/23/2010 4:58:19 PM
calsig1363	$25.00	$25.00	2/23/2010 4:58:35 PM
Microfinancer	$25.00	$25.00	2/23/2010 4:38:50 PM
AGSLending	$25.00	$25.00	2/23/2010 4:58:45 PM
AF-Chief	$27.00	$27.00	2/23/2010 4:38:55 PM
TiZZaH	$25.00	$25.00	2/23/2010 4:58:54 PM
PeterV	$25.00	$25.00	2/23/2010 4:58:58 PM
Beverly_Hills_Lender	$25.00	$25.00	2/23/2010 4:59:01 PM
bazaar-utensil7	$25.00	$25.00	2/23/2010 4:59:19 PM
WillyBobba	$25.00	$25.00	2/23/2010 4:59:42 PM
kain11286	$25.00	$25.00	2/23/2010 4:59:52 PM
deal_maker78	$100.00	$100.00	2/23/2010 5:00:09 PM
firsttouch1	$200.00	$200.00	2/23/2010 5:00:40 PM
Fuzkaska__F_u_n_d_s	$25.00	$25.00	2/23/2010 5:00:46 PM
undaunted-agreement	$25.00	$25.00	2/23/2010 5:01:13 PM
streak269	$25.00	$25.00	2/23/2010 5:01:34 PM
luckyldy	$35.00	$35.00	2/23/2010 4:41:12 PM
IzzyNYC	$25.00	$25.00	2/23/2010 5:01:47 PM
upbeat-loan	$25.00	$25.00	2/23/2010 5:01:49 PM
the-aggresive-principal	$25.00	$25.00	2/23/2010 5:01:58 PM
progressive-asset	$100.00	$100.00	2/23/2010 4:40:35 PM
hitsman	$50.00	$50.00	2/23/2010 4:40:47 PM
Aremu	$25.00	$25.00	2/23/2010 5:02:47 PM
Clambake	$50.00	$50.00	2/23/2010 4:41:02 PM
Rostov	$25.00	$25.00	2/23/2010 5:03:12 PM
mpactlender	$25.00	$25.00	2/23/2010 4:42:16 PM
KVEER	$25.00	$25.00	2/23/2010 4:42:21 PM
torion	$25.00	$25.00	2/23/2010 4:41:21 PM
best-deal-banker	$25.00	$25.00	2/23/2010 4:41:26 PM
friendly-market5	$25.00	$25.00	2/23/2010 4:41:31 PM
ambmba	$50.00	$50.00	2/23/2010 5:04:23 PM
MarinLoans	$50.00	$50.00	2/23/2010 5:04:50 PM
red-undaunted-kindness	$100.00	$100.00	2/23/2010 4:41:35 PM
murlirao2002	$25.00	$25.00	2/23/2010 5:04:56 PM
LeReve	$250.00	$250.00	2/23/2010 5:05:09 PM
xhrisd	$25.00	$25.00	2/23/2010 5:05:15 PM
Binan	$25.00	$25.00	2/23/2010 5:05:22 PM
value-pouch	$25.00	$25.00	2/23/2010 5:05:34 PM
ChicagoBoyz	$25.00	$25.00	2/23/2010 5:05:39 PM
swoosh	$25.00	$25.00	2/23/2010 5:06:13 PM
the-silver-blaster	$40.00	$40.00	2/23/2010 4:44:56 PM
zippy-interest	$25.00	$25.00	2/23/2010 4:45:15 PM
Fortuno_per_commodo	$50.00	$50.00	2/23/2010 4:43:26 PM
red-favorable-basis	$25.00	$25.00	2/23/2010 4:45:24 PM
Kaj	$25.00	$25.00	2/23/2010 4:45:35 PM
promaster84	$25.00	$25.00	2/23/2010 4:43:48 PM
delicious-social132	$25.00	$25.00	2/23/2010 4:45:39 PM
time4aloan	$50.00	$50.00	2/23/2010 4:45:46 PM
currency-oak	$25.00	$25.00	2/23/2010 4:46:14 PM
new-marketplace-lyrics	$25.00	$25.00	2/23/2010 4:44:17 PM
supreme-hope	$25.00	$25.00	2/23/2010 4:46:17 PM
Edwin_Rae	$25.00	$25.00	2/23/2010 4:46:19 PM
the-profit-oracle	$25.00	$25.00	2/23/2010 4:44:29 PM
mg6619	$25.00	$25.00	2/23/2010 4:46:31 PM
compassion-lotus5	$25.00	$25.00	2/23/2010 4:46:41 PM
Pizza-man	$50.00	$50.00	2/23/2010 4:46:52 PM
bold-durability-drum	$25.00	$25.00	2/23/2010 4:44:59 PM
wise-handy-finance	$25.00	$25.00	2/23/2010 4:45:02 PM
beyondmanagement	$25.00	$25.00	2/23/2010 4:45:43 PM
sparkling-silver1	$25.00	$25.00	2/23/2010 4:57:01 PM
Philkent	$50.00	$50.00	2/23/2010 4:57:21 PM
lancetc	$25.00	$25.00	2/23/2010 4:57:33 PM
teltech	$25.00	$25.00	2/23/2010 4:57:39 PM
mnc86	$25.00	$25.00	2/23/2010 4:57:44 PM
CDEP79	$25.00	$25.00	2/23/2010 4:57:50 PM
BlindJoeDeath	$25.00	$25.00	2/23/2010 4:46:39 PM
mgd	$25.00	$25.00	2/23/2010 4:57:55 PM
nobuffett43	$25.00	$25.00	2/23/2010 4:58:01 PM
Rick7925	$25.00	$25.00	2/23/2010 4:46:54 PM
radforj22	$25.00	$25.00	2/23/2010 4:47:01 PM
nickel-advocator	$25.00	$25.00	2/23/2010 4:58:10 PM
elevated-platinum5	$50.00	$50.00	2/23/2010 4:47:14 PM
Scoote2912	$25.00	$25.00	2/23/2010 4:58:52 PM
lifegrowth	$25.00	$25.00	2/23/2010 4:59:27 PM
credit-superstar3	$25.00	$25.00	2/23/2010 4:59:35 PM
mikepat55	$25.00	$25.00	2/23/2010 4:59:43 PM
famous-bill	$75.00	$75.00	2/23/2010 4:56:57 PM
digitalrinaldo	$25.00	$25.00	2/23/2010 4:59:53 PM
Panther4586	$25.00	$25.00	2/23/2010 4:57:11 PM
mla	$25.00	$25.00	2/23/2010 5:00:02 PM
vfrdirk	$25.00	$25.00	2/23/2010 4:57:24 PM
gala2	$25.00	$25.00	2/23/2010 5:00:06 PM
triumphant-community	$50.00	$50.00	2/23/2010 4:57:28 PM
Macinvest	$25.00	$25.00	2/23/2010 5:00:22 PM
Hondo	$25.00	$25.00	2/23/2010 4:57:35 PM
dregan	$25.00	$25.00	2/23/2010 5:00:26 PM
KramericaIndustries	$25.00	$25.00	2/23/2010 4:57:41 PM
concerto5	$25.00	$25.00	2/23/2010 4:57:47 PM
region123	$50.00	$50.00	2/23/2010 5:00:49 PM
thumper64	$35.00	$35.00	2/23/2010 5:01:14 PM
andlifegoeson	$25.00	$25.00	2/23/2010 5:01:17 PM
gmilliken	$25.00	$25.00	2/23/2010 4:58:32 PM
arwensolo55	$32.17	$32.17	2/23/2010 4:59:08 PM
ocho	$25.00	$25.00	2/23/2010 5:01:43 PM
Pasagam	$25.00	$25.00	2/23/2010 4:59:17 PM
DRA-Properties	$25.00	$25.00	2/23/2010 4:59:41 PM
jed919	$25.00	$25.00	2/23/2010 5:01:51 PM
Doodlemeyer	$25.00	$25.00	2/23/2010 5:00:08 PM
eliza11	$50.00	$50.00	2/23/2010 5:01:54 PM
hope-eagle6	$25.00	$25.00	2/23/2010 5:00:12 PM
influential-gain	$25.00	$25.00	2/23/2010 5:00:17 PM
cash-queen	$30.00	$30.00	2/23/2010 5:02:33 PM
gold-disk	$50.00	$50.00	2/23/2010 5:00:32 PM
michael573114	$25.00	$25.00	2/23/2010 5:00:34 PM
petejones32	$25.00	$25.00	2/23/2010 5:02:51 PM
mikrolown	$25.00	$25.00	2/23/2010 5:00:37 PM
fopaul13	$25.00	$25.00	2/23/2010 5:03:15 PM
Tom579	$25.00	$25.00	2/23/2010 5:00:48 PM
jammers	$25.00	$25.00	2/23/2010 5:03:18 PM
smilinguy	$25.00	$25.00	2/23/2010 5:01:08 PM
Tahoeguy	$36.51	$36.51	2/23/2010 5:03:42 PM
rosario1	$25.00	$25.00	2/23/2010 5:01:18 PM
phaded	$25.00	$25.00	2/23/2010 5:01:32 PM
bdpres1	$25.00	$25.00	2/23/2010 5:01:45 PM
autonomous-basis	$25.00	$25.00	2/23/2010 5:04:14 PM
Sang1963	$25.00	$25.00	2/23/2010 5:02:11 PM
arcangel72	$25.00	$25.00	2/23/2010 5:04:43 PM
TennSquire	$25.00	$25.00	2/23/2010 5:02:36 PM
rcldesign	$25.00	$25.00	2/23/2010 5:04:45 PM
Gelden1	$25.00	$25.00	2/23/2010 5:04:51 PM
J_Galt	$25.00	$25.00	2/23/2010 5:02:50 PM
snappy	$50.00	$50.00	2/23/2010 5:05:10 PM
Dutchhunter	$42.84	$42.84	2/23/2010 5:03:19 PM
HamachiMan	$25.00	$25.00	2/23/2010 5:03:26 PM
CAGE-Investments	$100.00	$100.00	2/23/2010 5:05:24 PM
PeterPsych	$25.00	$25.00	2/23/2010 5:03:32 PM
PatriotKnight	$25.00	$25.00	2/23/2010 5:05:37 PM
grampy48	$25.00	$25.00	2/23/2010 5:04:09 PM
paba_shaba	$25.00	$25.00	2/23/2010 5:04:16 PM
dunox	$25.00	$25.00	2/23/2010 5:04:21 PM
unrivaled-justice	$25.00	$25.00	2/23/2010 5:04:32 PM
worklessmakemore	$25.00	$25.00	2/23/2010 5:04:35 PM
shamil45	$25.00	$25.00	2/23/2010 5:04:41 PM
cmark1	$25.00	$25.00	2/23/2010 5:04:52 PM
narblark	$25.00	$25.00	2/23/2010 5:05:18 PM
SpotLending	$50.00	$50.00	2/24/2010 6:19:29 AM
orbiter614	$50.00	$50.00	2/24/2010 10:07:33 AM
ugapolsci	$30.00	$30.00	2/24/2010 4:28:06 PM
truth-trapper	$25.00	$25.00	2/25/2010 6:37:09 PM
Hartfelt	$45.00	$45.00	2/27/2010 2:29:02 PM
natural-greenback6	$25.00	$25.00	2/27/2010 8:15:52 PM
Cai8899	$50.00	$50.00	2/23/2010 4:37:51 PM
don8ter	$25.00	$25.00	2/23/2010 4:38:19 PM
niskyfranchise	$25.00	$25.00	2/23/2010 4:40:40 PM
credit-kahuna	$100.00	$100.00	2/23/2010 4:40:44 PM
duty-monger	$50.00	$50.00	2/23/2010 4:40:55 PM
xstreamin	$25.00	$25.00	2/23/2010 4:41:04 PM
jigsaw	$100.00	$100.00	2/23/2010 4:41:17 PM
bonafide-cash	$50.00	$50.00	2/23/2010 4:41:19 PM
top-silver-american	$25.00	$25.00	2/23/2010 4:41:24 PM
Avala	$50.00	$50.00	2/23/2010 4:41:33 PM
platinum-sorcerer6	$25.00	$25.00	2/23/2010 4:42:17 PM
tranquil-diversification8	$25.00	$25.00	2/23/2010 4:42:19 PM
skuba	$25.00	$25.00	2/23/2010 4:36:14 PM
Sam65	$25.00	$25.00	2/23/2010 4:44:45 PM
egw	$25.00	$25.00	2/23/2010 4:45:10 PM
personal-lender	$25.00	$25.00	2/23/2010 4:45:33 PM
mpatrick	$50.00	$50.00	2/23/2010 4:35:59 PM
atmaan	$25.00	$25.00	2/23/2010 4:45:45 PM
cpaphoto	$25.00	$25.00	2/23/2010 4:45:49 PM
jakesworld	$25.00	$25.00	2/23/2010 4:37:39 PM
Ranch88	$25.00	$25.00	2/23/2010 4:45:53 PM
bullwink27	$25.00	$25.00	2/23/2010 4:46:07 PM
Lambo168	$25.00	$25.00	2/23/2010 4:46:26 PM
heavenly-justice9	$75.00	$75.00	2/23/2010 4:38:20 PM
jrbill1998	$50.00	$50.00	2/23/2010 4:46:44 PM
psztnrw	$100.00	$100.00	2/23/2010 4:46:46 PM
desertoasis	$50.00	$50.00	2/23/2010 4:37:18 PM
orange-courageous-dedication	$30.00	$30.00	2/23/2010 4:46:51 PM
enthusiastic-balance5	$100.00	$100.00	2/23/2010 4:38:39 PM
reward-adventure	$25.00	$25.00	2/23/2010 4:47:11 PM
EPCapital	$25.00	$25.00	2/23/2010 4:57:13 PM
snoyberg	$25.00	$25.00	2/23/2010 4:57:17 PM
aladrian	$25.00	$25.00	2/23/2010 4:57:37 PM
araherna	$25.00	$25.00	2/23/2010 4:57:48 PM
newyork6264	$25.00	$25.00	2/23/2010 4:58:08 PM
CrossCreek	$25.00	$25.00	2/23/2010 4:58:18 PM
cash4less	$25.00	$25.00	2/23/2010 4:58:24 PM
note-sensation	$25.00	$25.00	2/23/2010 4:38:44 PM
MidLifeCrisis	$25.00	$25.00	2/23/2010 4:58:27 PM
nojoke411	$25.00	$25.00	2/23/2010 4:58:36 PM
papaloha	$50.00	$50.00	2/23/2010 4:58:53 PM
mattemmo	$25.00	$25.00	2/23/2010 4:58:56 PM
thestartuplender	$35.00	$35.00	2/23/2010 4:58:59 PM
ValyaLibra01	$25.00	$25.00	2/23/2010 4:59:30 PM
duty-sensai	$25.00	$25.00	2/23/2010 4:59:37 PM
calm-deal7	$25.00	$25.00	2/23/2010 4:40:25 PM
codemonkey7	$25.00	$25.00	2/23/2010 4:59:48 PM
thevogelfamily	$40.00	$40.00	2/23/2010 4:59:58 PM
truth-companion	$25.00	$25.00	2/23/2010 5:00:04 PM
nourishing-interest0	$25.00	$25.00	2/23/2010 4:40:33 PM
george_kaplan	$25.00	$25.00	2/23/2010 5:00:44 PM
Hexamond	$25.00	$25.00	2/23/2010 5:00:53 PM
dollar-high-five	$25.00	$25.00	2/23/2010 5:01:12 PM
gciarami	$25.00	$25.00	2/23/2010 5:01:20 PM
Picopie	$100.00	$100.00	2/23/2010 5:01:30 PM
Carpetkid	$25.00	$25.00	2/23/2010 4:41:11 PM
klinebarger	$25.00	$25.00	2/23/2010 5:01:46 PM
tntbuzz	$25.00	$25.00	2/23/2010 4:41:15 PM
souperrich	$25.00	$25.00	2/23/2010 5:01:55 PM
Fiimg	$50.00	$50.00	2/23/2010 4:41:37 PM
macjp123	$25.00	$25.00	2/23/2010 4:40:30 PM
rpatusa	$25.00	$25.00	2/23/2010 5:02:01 PM
foxy-fund	$50.00	$50.00	2/23/2010 4:41:39 PM
stoopidnoodle	$25.00	$25.00	2/23/2010 5:02:14 PM
currency-agave	$25.00	$25.00	2/23/2010 5:02:31 PM
heroic-return5	$25.00	$25.00	2/23/2010 5:02:40 PM
LendDoc	$25.00	$25.00	2/23/2010 5:02:50 PM
Erikdbp	$25.00	$25.00	2/23/2010 5:03:09 PM
senorzookeeper	$25.00	$25.00	2/23/2010 4:42:04 PM
new-honorable-rate	$25.00	$25.00	2/23/2010 5:03:47 PM
JanLal	$25.00	$25.00	2/23/2010 5:04:17 PM
money-maniac	$50.00	$50.00	2/23/2010 4:41:29 PM
aneley777	$25.00	$25.00	2/23/2010 5:04:20 PM
kc8fot	$25.00	$25.00	2/23/2010 5:04:48 PM
soulwork	$25.00	$25.00	2/23/2010 5:04:53 PM
investment-comet	$25.00	$25.00	2/23/2010 5:05:04 PM
OCedHrt	$25.00	$25.00	2/23/2010 5:05:13 PM
tmillerosu	$25.00	$25.00	2/23/2010 5:05:17 PM
first-upright-payout	$25.00	$25.00	2/23/2010 5:05:36 PM
friendly-return7	$25.00	$25.00	2/23/2010 5:05:41 PM
reflective-cash0	$100.00	$100.00	2/23/2010 5:05:47 PM
blissful-note7	$25.00	$5.19	2/23/2010 5:06:17 PM
burrito6	$25.00	$25.00	2/23/2010 4:43:24 PM
friendly-worth3	$25.00	$25.00	2/23/2010 4:45:28 PM
honorable-yield	$50.00	$50.00	2/23/2010 4:45:42 PM
noddy	$25.00	$25.00	2/23/2010 4:43:50 PM
Red_b17	$25.00	$25.00	2/23/2010 4:44:06 PM
3am-preacher	$25.00	$25.00	2/23/2010 4:44:15 PM
lisaac29	$25.00	$25.00	2/23/2010 4:44:22 PM
loans4u2	$25.00	$25.00	2/23/2010 4:44:52 PM
inspiring-reward	$50.00	$50.00	2/23/2010 4:45:20 PM
rcc7	$25.00	$25.00	2/23/2010 4:45:50 PM
deal-baron	$25.00	$25.00	2/23/2010 4:57:18 PM
hyetech	$35.00	$35.00	2/23/2010 4:45:56 PM
RyuRabbit	$25.00	$25.00	2/23/2010 4:57:22 PM
charming-point	$300.00	$300.00	2/23/2010 4:46:02 PM
money-explorer3	$25.00	$25.00	2/23/2010 4:57:36 PM
jbek101	$50.00	$50.00	2/23/2010 4:57:45 PM
Speculator	$50.00	$50.00	2/23/2010 4:46:37 PM
cu2maro	$25.00	$25.00	2/23/2010 4:57:52 PM
rooosta	$25.00	$25.00	2/23/2010 4:46:42 PM
TwinF	$25.00	$25.00	2/23/2010 4:57:58 PM
balance6	$25.00	$25.00	2/23/2010 4:46:48 PM
janeraeburn	$25.00	$25.00	2/23/2010 4:58:02 PM
peso-colonel	$90.00	$90.00	2/23/2010 4:46:56 PM
radiant-fund	$25.00	$25.00	2/23/2010 4:58:09 PM
Thelonius98	$25.00	$25.00	2/23/2010 4:58:12 PM
PeopleHelpers	$50.00	$50.00	2/23/2010 4:59:23 PM
thoughtful-community7	$25.00	$25.00	2/23/2010 4:59:34 PM
responsibility-butterfly	$25.00	$25.00	2/23/2010 4:59:39 PM
BBall_Mom	$25.00	$25.00	2/23/2010 4:59:49 PM
syberhat	$44.72	$44.72	2/23/2010 4:57:09 PM
Weaverville	$25.00	$25.00	2/23/2010 4:59:56 PM
funds-shaker8	$25.00	$25.00	2/23/2010 4:57:12 PM
schpere	$25.00	$25.00	2/23/2010 5:00:05 PM
ccaxid57	$25.00	$25.00	2/23/2010 4:57:26 PM
Krozy	$25.00	$25.00	2/23/2010 5:00:10 PM
Oak-Parker	$25.00	$25.00	2/23/2010 4:57:30 PM
carydude	$25.00	$25.00	2/23/2010 5:00:23 PM
Tavita	$25.00	$25.00	2/23/2010 4:57:38 PM
AFairDeal	$25.00	$25.00	2/23/2010 5:00:29 PM
movistar	$25.00	$25.00	2/23/2010 5:00:42 PM
EJL	$25.00	$25.00	2/23/2010 4:57:59 PM
safe-finance	$25.00	$25.00	2/23/2010 5:01:03 PM
TMillard	$25.00	$25.00	2/23/2010 4:58:04 PM
Dr_M	$25.00	$25.00	2/23/2010 5:01:16 PM
jonniefive	$25.00	$25.00	2/23/2010 4:58:21 PM
charming-dime	$25.00	$25.00	2/23/2010 5:01:38 PM
fcukciti	$25.00	$25.00	2/23/2010 5:01:44 PM
redragon	$25.00	$25.00	2/23/2010 4:59:32 PM
yield-saguaro	$50.62	$50.62	2/23/2010 5:01:50 PM
gold-auctioneer7	$25.00	$25.00	2/23/2010 4:59:50 PM
eridient	$25.00	$25.00	2/23/2010 5:00:11 PM
UncleTupelo2	$25.00	$25.00	2/23/2010 5:01:56 PM
walabie	$25.00	$25.00	2/23/2010 5:00:14 PM
whfh99	$25.00	$25.00	2/23/2010 5:00:19 PM
vb3jmg	$25.00	$25.00	2/23/2010 5:00:30 PM
nourishing-hope835	$25.00	$25.00	2/23/2010 5:02:38 PM
Insuredcash	$25.00	$25.00	2/23/2010 5:02:49 PM
atwaterville	$50.00	$50.00	2/23/2010 5:00:36 PM
forthright-trade	$25.00	$25.00	2/23/2010 5:03:13 PM
sagemoto	$41.02	$41.02	2/23/2010 5:03:18 PM
rgrtanker	$25.00	$25.00	2/23/2010 5:00:51 PM
kchen486	$25.00	$25.00	2/23/2010 5:01:07 PM
handy-justice	$25.00	$25.00	2/23/2010 5:01:10 PM
wampum-chorus3	$25.00	$25.00	2/23/2010 5:03:46 PM
Opportunity4you	$25.00	$25.00	2/23/2010 5:01:19 PM
jammo1	$25.00	$25.00	2/23/2010 5:01:36 PM
reward-walnut	$25.00	$25.00	2/23/2010 5:01:57 PM
o0Sparrow0o	$25.00	$25.00	2/23/2010 5:02:09 PM
KLVLOPZ64	$25.00	$25.00	2/23/2010 5:04:26 PM
runner262	$25.00	$25.00	2/23/2010 5:02:39 PM
kbguru	$50.00	$50.00	2/23/2010 5:04:46 PM
TGACJ	$25.00	$25.00	2/23/2010 5:02:46 PM
Orringo	$75.00	$75.00	2/23/2010 5:05:06 PM
MM1207	$25.00	$25.00	2/23/2010 5:03:28 PM
livingforjesus	$25.00	$25.00	2/23/2010 5:05:28 PM
jga516	$25.00	$25.00	2/23/2010 5:03:38 PM
commerce-voyager	$25.00	$25.00	2/23/2010 5:05:39 PM
cardan97	$25.00	$25.00	2/23/2010 5:06:03 PM
simpy	$25.00	$25.00	2/23/2010 5:04:15 PM
Supernick	$37.43	$37.43	2/23/2010 5:06:14 PM
Dawgs34	$25.00	$25.00	2/23/2010 5:04:20 PM
burgeoning-silver	$25.00	$25.00	2/23/2010 5:04:29 PM
adaptable-income	$25.00	$25.00	2/23/2010 5:04:34 PM
aasx1108	$25.00	$25.00	2/23/2010 5:04:40 PM
cash-merry-maker	$25.00	$25.00	2/23/2010 5:04:54 PM
Pookie22	$50.00	$50.00	2/23/2010 5:05:26 PM
coin-awakening	$26.50	$26.50	2/23/2010 5:05:38 PM
X11_Counsil	$25.00	$25.00	2/23/2010 5:05:45 PM
djc314	$25.00	$25.00	2/23/2010 5:06:06 PM
bizguy1982	$25.00	$25.00	2/26/2010 9:47:42 AM
350 bids
Borrower Payment Dependent Notes Series 448377
This series of Notes was issued and sold upon the funding of the borrower loan #41121, which corresponds to this series of Notes. The following information pertains to the borrower loan.
Amount:	$2,000.00	Prosper Rating:	C	Auction Duration:	7 days
Term:	36 months	Estimated loss:	6.5%	Auction start date:	Mar-01-2010
				Auction end date:	Mar-08-2010

Starting lender yield:	20.07%	Starting borrower rate/APR:	21.07% / 23.32%	Starting monthly payment:	$75.42
Final lender yield:	20.00%	Final borrower rate/APR:	21.00% / 23.25%	Final monthly payment:	$75.35

Auction yield range:	8.05% - 20.07%	Estimated loss impact:	6.97%
Lender servicing fee:	1.00%	Estimated return:	13.03%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Dec-1997	Debt/Income ratio:	38%
Basic (1-10):	9	Inquiries last 6m:	1	Employment status:	Full-time employee
Enhanced (1-5):	2	Current / open credit lines:	15 / 13	Length of status:	8y 2m
Credit score:	660-679 (Feb-2010)	Total credit lines:	26	Occupation:	Other
Now delinquent:	0	Revolving credit balance:	$74,029	Stated income:	$50,000-$74,999
Amount delinquent:	$0	Bankcard utilization:	95%
Public records last 12m / 10y:	0/ 0	Homeownership:	Yes
Delinquencies in last 7y:	4
Screen name:	toots1732	Borrower's state:	Indiana	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	1 / 1	On-time:	22 ( 100% )	660-679 (Latest)
Principal borrowed:	$6,000.00	< mo. late:	0 ( 0% )	700-719 (Mar-2008)
Principal balance:	$2,641.75	1+ mo. late:	0 ( 0% )
Total payments billed:	22
Description
Septic Tank, Termites, Engagement
Purpose of loan:
This loan will be used to pay off unexpected debts that have arisen through my home.?? I've recently had to replace my septic tank as well as eliminate termites.?? These expenses were unexpected and costly.?? I?would also like to propose to my girlfriend of 4 years and need a ring to do so (at least that's what she tells me).?? This would be a great way to get?her the ring she deserves without breaking the bank.?? Also, a great way for you to make some!

My financial situation:
I am a good candidate for this loan because?I have been paying my bills on time for the past?5 years.?? I am at a place in my life where I no longer accumulate unneeded debt and put all of my extra cash toward bills.?? I've also had another Prosper loan for almost 2 years and never been late for a payment.??

Monthly net income: $ 4000

Monthly expenses: $
??Housing: $?886
??Insurance: $ 110
??Car expenses: $ 470
??Utilities: $ 200
??Phone, cable, internet: $?200
??Food, entertainment: $ 200
??Clothing, household expenses $ 100
??Credit cards and other loans: $?1000
??Other expenses: $ 250
Information in the Description is not verified.
Friends And Family Winning Bids
This member has no winning bids from friends and family.
Questions & Answers
Q: What type of revolving credit does the $74,000 consist of? Do you have a home equity credit line that is a portion of this debt? - curveylady
A: HELOC around $33K (Mar-03-2010)
1 question & answer
Information in Questions and Answers is not verified
Winning Bids
Bidder	Amount Bid	Amount Winning	Bid Date (PT)

loyalist1	$25.00	$25.00	3/1/2010 4:33:57 PM
Bob450	$25.00	$25.00	3/1/2010 9:13:30 PM
Unitas4302	$200.00	$200.00	3/3/2010 7:26:45 PM
lucrative-loan	$50.00	$50.00	3/3/2010 7:28:31 PM
Jinja	$30.00	$30.00	3/4/2010 10:26:56 AM
tnjohnso	$25.00	$25.00	3/4/2010 5:23:45 PM
Top_Gun_Lender	$26.00	$26.00	3/5/2010 9:35:42 AM
Bank_Of_XL	$25.00	$25.00	3/5/2010 8:18:52 PM
mmrothsc	$39.37	$39.37	3/6/2010 12:06:53 PM
caseattle	$25.00	$25.00	3/7/2010 6:16:28 PM
grnii78	$100.00	$100.00	3/8/2010 8:14:11 AM
Mikale360	$25.00	$25.00	3/8/2010 6:20:55 AM
WeshaTheLeopard	$25.00	$25.00	3/8/2010 7:41:18 AM
pythia	$25.00	$25.00	3/8/2010 10:11:07 AM
wild-orange	$25.00	$25.00	3/8/2010 10:03:53 AM
UCLA4life	$25.00	$25.00	3/8/2010 11:48:33 AM
steady-dime	$25.00	$25.00	3/8/2010 2:04:38 PM
brother_tam	$50.00	$50.00	3/8/2010 4:10:30 PM
Phatt-Daddy	$100.00	$100.00	3/8/2010 1:53:02 PM
gilbrear	$25.00	$25.00	3/8/2010 3:23:54 PM
elegant-loot	$25.00	$25.00	3/2/2010 7:40:31 AM
IPG1	$25.00	$25.00	3/2/2010 11:59:16 AM
new-smart-fund	$29.75	$29.75	3/4/2010 9:24:22 AM
lucrative-loan	$50.00	$50.00	3/5/2010 11:58:14 AM
allbalooboy2	$50.00	$49.88	3/5/2010 7:50:25 PM
selector568	$200.00	$200.00	3/5/2010 7:52:18 PM
Aberdeen	$350.00	$350.00	3/7/2010 6:17:29 PM
dorypro	$25.00	$25.00	3/8/2010 10:21:08 AM
Bob450	$25.00	$25.00	3/8/2010 11:23:04 AM
chameleon125	$50.00	$50.00	3/8/2010 7:21:45 AM
ultimate-peace	$200.00	$200.00	3/8/2010 1:32:28 PM
dudebrah	$25.00	$25.00	3/8/2010 9:47:48 AM
red-favorable-basis	$25.00	$25.00	3/8/2010 3:09:50 PM
Skeptical-one	$25.00	$25.00	3/8/2010 3:41:16 PM
34 bids